UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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ALTA MESA RESOURCES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Proxy Statement

and Notice of

2018 Annual Meeting

of Stockholders

ANNUAL MEETING

Monday, June 18, 2018

10:00 am Central Time

Alta Mesa Resources, Inc.

15021 Katy Freeway, Suite 400

Houston, TX 77094

Alta Mesa Resources, Inc.

ALTA MESA RESOURCES, INC.

15021 Katy Freeway, Suite 400

Houston, Texas 77094

(281) 530-0991

May 16, 2018

Dear Stockholder:

You are cordially invited to attend the 2018 annual meeting of stockholders (the “Annual Meeting”) of Alta Mesa Resources, Inc., a Delaware corporation, which will be held at 10:00 a.m., Central Time, on Monday, June 18, 2018, at our executive offices at 15021 Katy Freeway, Suite 400, Houston, Texas 77094. At the Annual Meeting, stockholders will be asked to (i) elect two nominees to serve on our board of directors as Class I directors and (ii) act upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. These proposals are more fully described in our proxy statement.

On or about May 16, 2018, we will mail to our stockholders a full set of paper proxy materials for the Annual Meeting containing our proxy statement and our annual report for the fiscal year ended December 31, 2017 and instructions on how to authorize your proxy electronically via the Internet or by telephone.

It is important that your shares be represented at the Annual Meeting and voted in accordance with your wishes. Whether or not you plan to attend the meeting, we urge you to authorize your proxy as promptly as possible, either electronically via the Internet, by telephone or by completing and returning the enclosed proxy card, so that your shares will be voted at the Annual Meeting. This will not limit your right to vote in person or to attend the Annual Meeting.

Thank you for your ongoing support.

Sincerely,

Harlan H. Chappelle
Chief Executive Officer and Director

ALTA MESA RESOURCES, INC.

15021 Katy Freeway, Suite 400

Houston, Texas 77094

(281) 530-0991

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 16, 2018

To our Stockholders:

The annual meeting of stockholders (the “Annual Meeting”) of Alta Mesa Resources, Inc., a Delaware corporation, will be held at our executive offices at 15021 Katy Freeway, Suite 400, Houston, Texas 77094 on Monday, June 18, 2018, at 10:00 a.m., Central Time, for the following purposes:

1.	To elect two directors to our board of directors, each to serve as a Class I director for a term of three years expiring at our annual meeting of stockholders to be held in 2021 and until his or her successor is duly elected and qualified. The following persons have been nominated as Class I directors: Sylvia J. Kerrigan and Donald R. Sinclair; and

2.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Only stockholders of record at the close of business on May 15, 2018, the record date for the Annual Meeting, will be entitled to notice of and to vote at the Annual Meeting.

Whether or not you expect to be present at the Annual Meeting, we urge you to authorize your proxy electronically via the Internet, by telephone or by completing and returning the enclosed proxy card. Voting instructions are printed on your proxy card and included in the accompanying proxy statement. Any person giving a proxy has the power to revoke it at any time prior to the Annual Meeting and stockholders who are present at the Annual Meeting may withdraw their proxies and vote in person.

By Order of the Board of Directors,

Kimberly O. Warnica
Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer

Houston, Texas

May 16, 2018

ALTA MESA RESOURCES, INC.

15021 Katy Freeway, Suite 400

Houston, Texas 77094

(281) 530-0991

PROXY STATEMENT

FOR 2018 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 18, 2018

This proxy statement is being furnished by and on behalf of the board of directors of Alta Mesa Resources, Inc., a Delaware corporation (the “Company,” “us,” “our,” or “we”), in connection with the solicitation of proxies to be voted at the Company’s 2018 annual meeting of stockholders (the “Annual Meeting”). The date, time and place of the Annual Meeting are as follows:

Date:	Monday, June 18, 2018

Time:	10:00 a.m. (Central Time)

Place:	15021 Katy Freeway, Suite 400, Houston, Texas 77094

At the Annual Meeting, the Company’s stockholders will be asked to:

•	Elect two directors to our board of directors, each to serve as a Class I director for a term of three years expiring at our annual meeting of stockholders to be held in 2021 and until his or her respective successor is duly elected and qualified. The following persons have been nominated as Class I directors: Sylvia J. Kerrigan and Donald R. Sinclair; and

•	Transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Our principal executive offices are located at 15021 Katy Freeway, Suite 400, Houston, Texas 77094, and our telephone number is (281) 530-0991.

We are furnishing the proxy materials for the Annual Meeting by mailing to our stockholders a full set of paper proxy materials. The paper proxy materials will first be mailed to stockholders on or about May 16, 2018.

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GENERAL INFORMATION ABOUT THE MEETING

In this section of the proxy statement, we answer some common questions regarding the Annual Meeting and the voting of shares of our Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”) and Class C Common Stock, par value $0.0001 per share (the “Class C Common Stock” and, together with the Class A Common Stock, the “Common Stock”) at the Annual Meeting.

Where and when will the Annual Meeting be held?

The date, time and place of the annual meeting are as follows:

Monday, June 18, 2018

10:00 a.m. (Central Time)

15021 Katy Freeway, Suite 400,

Houston, Texas 77094

Why did you send me the proxy materials?

We sent you the proxy materials because we are holding our Annual Meeting and our board of directors (the “Board”) is asking for your proxy to vote your shares at the Annual Meeting. We have summarized information in this proxy statement that you should consider in deciding how to vote at the Annual Meeting.

Who can vote?

You can vote your shares of Common Stock if our records show that you were the owner of the shares as of the close of business on May 15, 2018, the record date for determining the stockholders who are entitled to vote at the Annual Meeting. As of the record date, there were a total of 170,960,591 shares of Class A Common Stock and 213,402,398 shares of Class C Common Stock outstanding and entitled to vote at the annual meeting. You get one vote for each share of Common Stock that you own.

How is a quorum determined?

We will hold the Annual Meeting if stockholders representing the required quorum of shares of Common Stock entitled to vote authorize their proxy online or telephonically, sign and return their proxy cards or attend the Annual Meeting. The presence in person or by proxy of a majority of the shares of Common Stock entitled to vote at the Annual Meeting constitutes a quorum. If you authorize your proxy online or telephonically or sign and return your proxy card, your shares will be counted to determine whether we have a quorum even if you abstain or fail to indicate your vote on the proxy card.

What is the required vote for approval?

The election of each of our Class I director nominees requires the vote of a plurality of the votes cast by the stockholders present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal. If you withhold votes for purposes of the vote on the election of directors, your withheld votes will not be counted as votes cast and will have no effect on the result of such vote. Broker non-votes also have no effect on the outcome of the vote.

What are broker non-votes?

The rules of the NASDAQ Capital Market permit brokers to vote uninstructed shares at their discretion regarding routine matters. However, brokers may not vote on non-routine matters, such as the election of directors, without customer voting instructions. Broker-held shares that are not voted on non-routine matters are referred to as broker non-votes.

How do I vote?

You may vote via the Internet, telephone, mail or, if you are a registered stockholder or obtain a valid proxy from the record owner, you may vote in person at the Annual Meeting. Follow the instructions included on your proxy card.

If you vote by mail and your proxy card is returned unsigned, then your vote cannot be counted. If you vote by mail and the returned proxy card is signed without indicating how you want to vote, then your proxy will be voted as recommended by the Board. If mailed, your completed and signed proxy card must be received by June 15, 2018.

What do I do if my shares are held in “street name”?

If your shares of Common Stock are held in the name of your broker, a bank or other nominee in “street name,” that party will give you instructions for voting your shares. If your shares of Common Stock are held in “street name” and you would like to vote your shares in person at the Annual Meeting, you must contact your broker, bank or other nominee to obtain a proxy form from the record holder of your shares.

What if other matters come up at the Annual Meeting?

As of the date of this proxy statement, the only matter we know of that will be voted on at the Annual Meeting is the proposal we have described herein: the election of two Class I directors. If other matters are properly presented at the Annual Meeting, the designated proxies will vote your shares of Common Stock at their discretion.

Can I change my previously authorized vote?

Yes, you can change your vote at any time before the vote on a proposal either by executing or authorizing, dating and delivering to us a new proxy electronically via the Internet, by telephone or by mail at any time prior to 11:59 p.m., Eastern Time, on June 17, 2018, the day before the Annual Meeting, by giving us a written notice revoking your proxy card or by attending the Annual Meeting and voting your shares of Common Stock in person. Your attendance at the Annual Meeting will not, by itself, revoke a proxy previously given by you. We will honor the latest dated proxy.

Proxy revocation notices or new proxy cards should be sent to Alta Mesa Resources, Inc., 15021 Katy Freeway, Suite 400, Houston, Texas, 77094, Attention: Secretary.

Will my shares of Common Stock be voted if I do not provide my proxy?

Depending on the proposal, your shares of Common Stock may be voted if they are held in the name of a brokerage firm, even if you do not provide the brokerage firm with voting instructions. Brokerage firms have the authority under the NASDAQ rules to cast votes on certain “routine” matters if they do not receive instructions from their customers. There are no “routine” matters on which you are being asked to vote. Brokerage firms do not have the authority under the NASDAQ rules to vote on non-routine matters, which include the election of directors. If you do not provide the brokerage firm with voting instructions on this proposal, your shares will not be voted and result in “broker non-votes.” However, broker non-votes will still be considered present for the purpose of determining whether we have a quorum.

Who will count the votes?

Representatives of Broadridge Financial Solutions, Inc. will count the votes and will serve as the independent inspector of election.

Who pays for this proxy solicitation?

We do. The Company has engaged D.F. King & Co., Inc., to assist in the solicitation of proxies for the Annual Meeting. The Company has agreed to pay D.F. King a fee of $6,500, plus disbursements. The Company will reimburse D.F. King for reasonable out-of-pocket expenses and will indemnify D.F. King and its affiliates against certain claims, liabilities, losses, damages and expenses. The Company will also reimburse banks, brokers and other custodians, nominees and fiduciaries representing beneficial owners of shares of Common Stock for their expenses in forwarding soliciting materials to beneficial owners of shares of Common Stock and in obtaining voting instructions from those owners. In addition to sending you these materials, some of our employees or agents may contact you by telephone, by mail or in person. None of our employees will receive any extra compensation for providing those services.

Who can help with my questions?

If you have additional questions about this proxy statement or the Annual Meeting or would like to receive additional copies, without charge, of this document or our annual report for the fiscal year ended December 31, 2017, please contact:

Alta Mesa Resources, Inc.

15021 Katy Freeway, Suite 400

Houston, Texas, 77094

Attention: Secretary

If you have any questions or need assistance voting your shares you may also contact our proxy solicitor at:

D.F. King & Co., Inc.

48 Wall Street

New York, NY 10005

Banks and Brokers Call: (212) 269-5550

All Others Call: (800) 549-6697

PROPOSAL 1

ELECTION OF DIRECTORS

Board Structure

There are currently eleven directors on our Board divided into three classes, with three directors in Class I and four directors in each of Class II and Class III. The terms of office of Class I directors David M. Leuschen, William D. Gutermuth and Donald R. Sinclair will expire at the Annual Meeting.

Class I Election

The nominees for election as Class I directors are listed below. If elected, the nominees for election as Class I directors will serve on our Board for a term of three years expiring at our annual meeting of stockholders in 2021 and until their respective successors are duly elected and qualified. All nominees currently serve on our Board. In addition to the Class I nominees, David M. Leuschen’s term as a Class I director to the Board will also expire at the Annual Meeting unless he is reelected by the affirmative vote of the holder of our Series B Preferred Stock.

Class I Nominees

The Class I nominees are as follows:

Director	Age, Principal Occupation, Business Experience, Other Directorships Held and Director Qualifications	Director Since
Sylvia J. Kerrigan (Class I)	Sylvia J. Kerrigan, age 52, has over 25 years of experience in the energy sector. Ms. Kerrigan most recently was the Executive Vice President, General Counsel and Secretary of Marathon Oil Corporation (NYSE: MRO), serving in that position from 2012 to 2017. Ms. Kerrigan also served as Marathon Oil Corporation’s Chief Public Policy Officer and Chief Compliance Officer. Prior to her appointment as Executive Vice President, Ms. Kerrigan served as Marathon Oil Corporation’s Vice President, General Counsel and Secretary since 2009. Previously, Ms. Kerrigan worked at the United Nations Security Council’s Commission d’Indemnisation in Geneva, Switzerland serving as their senior legal officer responsible for arbitrating losses sustained by international oil companies following the 1990 Iraq invasion of Kuwait. Ms. Kerrigan is a director of Team, Inc. (NYSE: TISI) where she sits on the Audit & Finance and Corporate Governance & Nominating Committees. She is also a member of the Board of Directors for Nine Point Energy, where she chairs the Audit Committee and serves on the Compensation Committee. Ms. Kerrigan is a past chairman of the State Bar of Texas International Law Section and a Life Fellow of the Texas Bar Foundation. She serves on the board of Southwestern University and is the Executive Director of the Kay Bailey Hutchison Center for Energy, Law and Business at the University of Texas in Austin. Ms. Kerrigan was selected as a nominee to the Board due to her experience as chief legal officer, chief public policy officer and chief compliance officer of a public corporation, and her extensive merger and acquisition, risk management and corporate governance expertise.

Director	Age, Principal Occupation, Business Experience, Other Directorships Held and Director Qualifications	Director Since
Donald R. Sinclair (Class I)	Donald R. Sinclair, age 60, became a director in February 2018. Mr. Sinclair has over 30 years of experience in the oil and gas industry, with a focus on marketing and trading, particularly in the midstream sector. Mr. Sinclair currently serves as the Chairman of the Board of Directors and President of WTX Pumping Services LLC. He also currently serves as a senior advisor to Anadarko Petroleum Corporation and as a senior advisor to Western Gas Equity Holdings, LLC (“WES GP”), the general partner of Western Gas Equity Partners LP. From 2009 to 2017, Mr. Sinclair served as the President and Chief Executive Officer of WES GP and as a member of the board of directors of WES GP. From 2010 to 2016, he also served as the Vice President and Senior Vice President of Anadarko Petroleum Corporation. In 2003, Mr. Sinclair co-founded Ceritas Energy, LLC, and served as the President and Chief Executive Officer of Ceritas from 2003 to 2009. From 1998 to 2003, Mr. Sinclair was involved in energy industry consulting and the management of personal business interests. From 1997 to 1998, he served as the President of Duke Energy Trading and Marketing LLC. Prior to joining Duke, Mr. Sinclair served as Senior Vice President of Tenneco Energy, a unit of Tenneco Inc., and as President of Tenneco Energy Resources Corporation. Prior to joining Tenneco, Mr. Sinclair also served for eight years in various officer positions with Dynegy Inc. (formerly NGC Corporation), including as Senior Vice President and Chief Risk Officer, during which time he was in charge of all risk management activities and commercial operations. Mr. Sinclair earned a Bachelor of Business Administration degree from Texas Tech University. Mr. Sinclair was selected to serve on the Board due to his significant leadership experience and his extensive investment experience in the oil and gas industry.	2018

Vote Required; Recommendation

The election of Ms. Kerrigan and Mr. Sinclair to the Board requires the affirmative vote of a plurality of the votes validly cast at the Annual Meeting for each such nominee.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF MS. KERRIGAN AND MR. SINCLAIR AS CLASS I DIRECTOR NOMINEES.

Directors and Management

In connection with the Company’s acquisition of Alta Mesa Holdings, LP, a Texas limited partnership (“Alta Mesa”), and Kingfisher Midstream, LLC, a Delaware limited liability company (“Kingfisher”), on February 9, 2018 (the “Business Combination”), the size of the Company’s board of directors was increased from four members to eleven members. Messrs. William D. Gutermuth, Donald R. Sinclair and David M. Leuschen were appointed to serve as Class I directors, with terms expiring at the Annual Meeting; Jeffrey H. Tepper, Michael E. Ellis and Pierre F. Lapeyre, Jr. and Diana J. Walters were appointed to serve as Class II directors, with a term expiring at the Company’s annual meeting of stockholders in 2019; and James T. Hackett, Harlan H. Chappelle, Don Dimitrievich and William W. McMullen were appointed to serve as Class III directors, with a term expiring at the Company’s annual meeting of stockholders in 2020.

Of our eleven board members, four are elected by the holders of the Class A Common Stock, four are elected by the holders of the Series A Preferred Stock and three are elected by the holder of the Series B Preferred Stock. One of the Class I directors, David M. Leuschen, is appointed by the holder of the Series B Preferred Stock. Although his term expires at the meeting, the holder of the Series B Preferred Stock has informed the Company that, immediately following the Annual Meeting, Mr. Leuschen will be reappointed as a Class I director.

Our current directors and management are listed below. Also set forth below are the biographies for all our current directors and management other than the director nominees which are set forth above.

Name	Age	Position
James T. Hackett(1)	64	Executive Chairman of the Board
Harlan H. Chappelle(2)	61	Chief Executive Officer and Director
Michael E. Ellis(2)	61	Chief Operating Officer — Upstream and Director
Michael A. McCabe	62	Chief Financial Officer
Homer “Gene” Cole	54	Vice President and Chief Technology Officer
Craig W. Collins	45	Chief Operating Officer — Midstream
Kimberly O. Warnica	44	Vice President, General Counsel, Chief Compliance Officer and Secretary
David Murrell	56	Vice President of Land and Business Development
Ronald J. Smith	59	Vice President and Chief Accounting Officer
David M. Leuschen(1)	66	Director
Pierre F. Lapeyre, Jr.(1)	55	Director
William W. McMullen(2)	32	Director
Don Dimitrievich(2)	46	Director
William D. Gutermuth	66	Director
Jeffrey H. Tepper	52	Director
Diana J. Walters	54	Director
Donald R. Sinclair	60	Director

(1)	Riverstone VI Alta Mesa Holdings, L.P., a Delaware limited partnership and the holder of all of our outstanding Series B Preferred Stock (the “Riverstone Contributor”) is entitled to nominate directors to our Board for a period of up to five years following the closing of the Business Combination on February 9, 2018 (the “Closing” or the “Closing Date”), based on its and its affiliates beneficial ownership of our Class A Common Stock. The Riverstone Contributor is entitled to nominate three directors to our Board, one of whom will be the Chairman of the Board, for so long as it and its affiliates own at least 15% of the outstanding Class A Common Stock. The vote of the Riverstone Contributor is the only vote required to elect such nominee to our Board. Mr. Leuschen serves as a Class I director, Mr. Lapeyre serves as a Class II director and Mr. Hackett serves as a Class III director on the Board on behalf of Riverstone.
(2)	As a result of each of Bayou City Energy Management, LLC (“Bayou City”), HPS Investment Partners, LLC (“HPS”) and AM Equity Holdings, LP (“AM Management”) owning a share of our Series A Preferred Stock, each of Bayou City, HPS and AM Management are entitled to nominate directors to our Board for a period of up to five years following the Closing based on their and their respective affiliates beneficial ownership of our Class A Common Stock. For so long as (i) Bayou City and its affiliates own at least 10% of the outstanding Class A Common Stock, Bayou City is entitled to nominate one director who must be independent for NASDAQ purposes (unless the director to be nominated is William W. McMullen who need not be independent), (ii) HPS and its affiliates own at least 10% of the outstanding Class A Common Stock, HPS is entitled to nominate one director who must be independent for NASDAQ purposes and (iii) AM Management and its affiliates own at least 10% of the outstanding Class A Common Stock, AM Management is entitled to nominate two directors who need not be independent for NASDAQ purposes. Mr. McMullen serves as a Class III director on the Board on behalf of Bayou City. Mr. Dimitrievich serves as a Class III director on the Board on behalf of HPS. Mr. Ellis serves as a Class II director and Mr. Chappelle serves as a Class III director on the Board on behalf of AM Management.

James T. Hackett became our Executive Chairman of the Board immediately following the Closing. He also briefly served as Chief Operating Officer— Midstream prior to the appointment of Mr. Collins and now serves as President of the Company’s subsidiary Kingfisher. He has previously served as our Chief Executive Officer and director since March 2017. Mr. Hackett is a Senior Advisor at Riverstone. Prior to joining Riverstone in 2013, Mr. Hackett served as the Chairman of the Board from 2006 to 2013 and the Chief Executive Officer from 2003 to 2012 of Anadarko Petroleum Corporation. Before joining Anadarko, Mr. Hackett served as President and Chief Operating Officer of Devon Energy Corporation, following its merger with Ocean Energy, where he had served as Chairman, President, and Chief Executive Officer. Mr. Hackett has held senior positions at Seagull, Duke Energy, and Pan Energy. He also held positions in engineering, finance and marketing in the midstream, oil field services, and power sectors of the energy industry. Mr. Hackett serves on the Board of Directors of Enterprise Products Holdings, LLC, Fluor Corporation (NYSE: FLR), National Oilwell Varco, Inc. (NYSE: NOV), Sierra Oil and Gas and Talen Energy Corporation and Crimson Resources. Mr. Hackett is a former Chairman of the Board of the Federal Reserve Bank of Dallas. Mr. Hackett received a Bachelor of Science degree from the University of Illinois in 1975 and an MBA and MTS from Harvard Business School in 1979 and 2016, respectively. Mr. Hackett was selected to serve on the Board due to his significant leadership experience and his extensive experience in the energy industry.

Harlan H. Chappelle became our Chief Executive Officer and a director immediately following the Closing. He has previously served as the President, CEO and director of Alta Mesa, since November 2004. Mr. Chappelle has over 30 years of experience in field operations, engineering, management, marketing and trading, acquisitions and divestitures and field re-development. He has worked for Louisiana Land & Exploration Company, Burlington Resources, Southern Company and Mirant. Mr. Chappelle retired as a Commander from the U.S. Navy Reserve. He has a Bachelor of Chemical Engineering from Auburn University and a Master of Science in Petroleum Engineering from The University of Texas at Austin. Mr. Chappelle’s experience as our Chief Executive Officer since 2004 and over 30 years of experience in the oil and gas industry uniquely qualify him to serve on our Board.

Michael E. Ellis became our Chief Operating Officer — Upstream and a director immediately following the Closing. Mr. Ellis founded Alta Mesa in 1987 after beginning his career with Amoco and previously served as our Chairman and Chief Operating Officer, as well as Vice President of Engineering. Mr. Ellis managed all day-to-day engineering and field operations of Alta Mesa. He built our asset base by starting with small earn-in exploitation projects, then progressively grew Alta Mesa with successive acquisitions of fields from major oil companies and consistent success in exploration and development drilling. He has over 30 years’ experience in management, engineering, exploration and acquisitions and divestitures. Mr. Ellis holds a Bachelor of Science in Civil Engineering from West Virginia University. Because of his broad knowledge of, and experience with, oil and gas exploration and production, we believe Mr. Ellis is well qualified to serve on our Board.

Michael A. McCabe became our Chief Financial Officer immediately following the Closing. Mr. McCabe has served as Chief Financial Officer and Vice President of Alta Mesa since 2006. Mr. McCabe joined Alta Mesa in September 2006 and became a director in March 2014. Mr. McCabe has over 25 years of corporate finance experience, with a focus on the energy industry. He has served in senior positions with Bank of Tokyo, Bank of New England and Key Bank. Mr. McCabe holds a Bachelor of Science in Chemistry and Physics from Bridgewater State University, a Master of Science in Chemical Engineering from Purdue University and a Master of Business Administration in Financial Management from Pace University.

Homer “Gene” Cole became our Vice President and Chief Technology Officer immediately following the Closing. Mr. Cole joined Alta Mesa in 2007 and has served in the position of Vice President and Chief Technical Officer since August 2015 and became a director in August 2015. Mr. Cole has over 25 years of extensive domestic and international oilfield experience in management, well completions and well stimulation design and execution. He started his career with Schlumberger Dowell as a Field Engineer and served from 1986 to 2007 in numerous positions of increasing responsibility with Schlumberger in the areas of field operations, engineering and management. He has a Bachelor of Science in Petroleum Engineering from Marietta College.

Craig W. Collins became our Chief Operating Officer— Midstream in April 2018. Mr. Collins will also serve as Chief Operating Officer of the Company’s subsidiary Kingfisher Midstream, LLC. Prior to joining the Company, Mr. Collins served as Senior Vice President and Chief Operating Officer of the general partner of Western Gas Partners, LP (NYSE: WES) since February 2017. He previously served as Director of Midstream Engineering for Anadarko Petroleum Corporation (NYSE: APC) from July 2016 to February 2017, during which time he was responsible for the engineering and construction of midstream infrastructure for Anadarko and Western Gas. He joined the Anadarko midstream organization in November 2010, where he led commercial development activities in the Eagle Ford shale, and was promoted to General Manager in June 2013, with commercial responsibilities for midstream assets located in Texas, New Mexico, Kansas, Louisiana, and Pennsylvania. After joining Anadarko in 2003, Mr. Collins also held positions of increasing responsibility in Treasury and Corporate Development. Mr. Collins holds a Bachelor of Science in Chemical Engineering from Texas A&M University and a Master of Business Administration from Rice University. He is a member of the Society of Petroleum Engineers, is an active volunteer for the Houston Livestock Show and Rodeo, and services on the board of directors of the Sam Houston Area Council of the Boy Scouts of America.

Kimberly O. Warnica became our Vice President, General Counsel, Chief Compliance Officer and Secretary in April 2018. Prior to joining the Company, Ms. Warnica served as Assistant General Counsel and Assistant Secretary at Marathon Oil Corporation (NYSE: MRO) since April 2017. She previously served as Group Counsel and Assistant Secretary of Marathon Oil from October 2016 until April 2017. Prior to Marathon Oil, Ms. Warnica served as Assistant General Counsel and Assistant Secretary at Freeport-McMoRan Oil & Gas (formerly Plains Exploration and Production Company (NYSE: PXP)) from April 2006 until June 2016. She started her career at Andrews Kurth LLP where she practiced corporate and securities law representing a variety of clients in numerous transactional, securities and corporate governance matters. Ms. Warnica has a Bachelor’s degree from Texas A&M and earned her J.D. from the University Texas School of Law.

David Murrell became our Vice President of Land and Business Development immediately following the Closing. Mr. Murrell has served as the Vice President of Land and Business Development of Alta Mesa since 2006. Mr. Murrell has over 30 years of experience in Gulf Coast leasing, exploration and development programs, contract management and acquisitions and divestitures. He created a structured land management system for Alta Mesa, and built a team of division order analysts, lease analysts, landmen, and field representatives that has facilitated our growth. Mr. Murrell earned a Bachelor of Business Administration in Petroleum Land Management from the University of Oklahoma and is a Certified Professional Landman through the Association of Professional Landmen.

Ronald J. Smith. Mr. Smith was appointed as our Vice President and Chief Accounting Officer effective upon the Closing. Mr. Smith has over 35 years of accounting experience, primarily in the energy industry. Mr. Smith served as the Chief Accounting Officer of Alta Mesa from 2015 to the Closing. Mr. Smith began working for Alta Mesa in 2008 as the Controller. Mr. Smith has served in numerous senior level management positions including positions with Calpine Corporation and Mariner Energy. Mr. Smith holds a Bachelor of Science in Accounting from Robert Morris University, an MBA in Finance from the University of Houston and is a Certified Public Accountant.

David M. Leuschen became a director immediately following the Closing. Mr. Leuschen is a Founder of Riverstone and has been a Senior Managing Director since 2000. Prior to founding Riverstone, Mr. Leuschen was a Partner and Managing Director at Goldman Sachs and founder and head of the Goldman Sachs Global Energy and Power Group. Mr. Leuschen joined Goldman Sachs in 1977, became head of the Global Energy and Power Group in 1985, became a Partner of that firm in 1986 and remained with Goldman Sachs until leaving to found Riverstone in 2000. Mr. Leuschen also served as Chairman of the Goldman Sachs Energy Investment Committee, where he was responsible for screening potential capital commitments by Goldman Sachs in the energy and power industry and was responsible for establishing and managing the firm’s relationships with senior executives from leading companies in all segments of the energy and power industry. Mr. Leuschen serves as a non-executive board member of Riverstone Energy Limited (LSE: REL) since May 2013, a non-executive board member of Centennial Resource Development, Inc. since October 2016 and serves on the boards of directors or equivalent bodies of a number of private Riverstone portfolio companies and their affiliates. In 2007, Mr. Leuschen, along with Riverstone and The Carlyle Group (“Carlyle”), became the subject of an industry-wide inquiry by the Office of the Attorney General of the State of New York (the “Attorney General”) relating to the use of placement agents in connection with investments by the New York State Common Retirement Fund (“NYCRF”) in certain funds, including funds that were jointly developed by Riverstone and Carlyle. In June

2009, Riverstone entered into an Assurance of Discontinuance with the Attorney General to resolve the matter and agreed to make a restitution payment of $30 million to the New York State Office of the Attorney General for the benefit of NYCRF. Mr. Leuschen also entered into an Assurance of Discontinuance with the Attorney General in December 2009 and agreed that Riverstone and/or Mr. Leuschen would make a restitution payment of $20 million to the New York State Office of the Attorney General for the benefit of NYCRF. Mr. Leuschen has received an MBA from Dartmouth’s Amos Tuck School of Business and an A.B. degree from Dartmouth College. Mr. Leuschen was selected to serve on the Board due to his extensive mergers and acquisitions, financing and investing experience in the energy and power industry.

Pierre F. Lapeyre, Jr. became a director immediately following the Closing. Mr. Lapeyre is a Founder of Riverstone and has been a Senior Managing Director since 2000. Prior to founding Riverstone, Mr. Lapeyre was a Managing Director of Goldman Sachs in its Global Energy and Power Group. Mr. Lapeyre joined Goldman Sachs in 1986 and spent his 14-year investment banking career focused on energy and power, particularly the midstream, upstream and energy service sectors. Mr. Lapeyre serves as a non-executive board member of Riverstone Energy Limited (LSE: REL) since May 2013, a non-executive board member of Centennial Resource Development, Inc. since October 2016 and serves on the boards of directors or equivalent bodies of a number of private Riverstone portfolio companies and their affiliates. He has an MBA from the University of North Carolina at Chapel Hill and a B.S. in Finance and Economics from the University of Kentucky. Mr. Lapeyre was selected to serve on the Board due to his extensive mergers and acquisitions, financing and investing experience in the energy and power industry.

William W. McMullen became a director immediately following the Closing. Mr. McMullen is the founder and managing partner of Bayou City Energy (“BCE”), an oil and gas focused private equity firm based in Houston, Texas. Mr. McMullen founded BCE in 2015 after successfully managing a smaller private equity vehicle, Bayou City Energy Partners (“BCEP”), focused on investments in the oil and gas sector. Prior to BCEP, Mr. McMullen served as Vice President at White Deer Energy, an oil and gas focused private equity firm. Before White Deer Energy, Mr. McMullen served as an Associate at Denham Capital. Prior to Denham Capital, Mr. McMullen served as an Analyst in UBS Investment Bank’s Global Energy group. Mr. McMullen earned his Bachelor’s degree in Economics, with Honors, from Harvard University. Because of his broad knowledge of, and experience with, oil and gas investments, we believe Mr. McMullen is well qualified to serve on our Board.

Don Dimitrievich became a director immediately following the Closing. Mr. Dimitrievich is a Managing Director at HPS and is responsible for the energy and power portfolio. Prior to joining HPS in 2012, Mr. Dimitrievich was a Managing Director of Citi Credit Opportunities, a credit-focused principal investment group. At Citi Credit Opportunities, Mr. Dimitrievich oversaw the energy and power portfolio and invested in mezzanine, special situation and equity co-investments, and secondary market opportunities. Prior to joining Citi, Mr. Dimitrievich worked in the New York office of Skadden, Arps, Slate, Meagher & Flom LLP from 1998 to 2004 focusing on energy M&A and capital markets transactions. Mr. Dimitrievich has a law degree magna cum laude from McGill University in Montreal, Canada and earned a chemical engineering degree with Great Distinction from Queen’s University in Kingston, Canada. Mr. Dimitrievich currently serves on the following Boards: Blue Ridge Mountain Resources, Inc., Expro International Group Holdings Ltd., Glacier Oil & Gas Corp., Marquis Resources, LLC and Upstream Exploration LLC. Mr. Dimitrievich was selected to serve on the Board due to his significant mergers and acquisitions, financing and investing experience in the energy and power industry.

William D. Gutermuth has been a director since March 2017. Mr. Gutermuth is the Founder and Chairman of Bluegrass Capital LLC, a privately owned investment and consulting firm. Since January 1, 2015, he has devoted substantially all of his professional time and energies to Bluegrass Capital. Prior to that, Mr. Gutermuth was an equity partner at Bracewell & Giuliani LLP and its predecessor firm, Bracewell & Patterson, LLP, where he practiced corporate and transactional law for almost 35 years. Mr. Gutermuth’s legal career focused principally on mergers and acquisitions, particularly in the energy industry, as well as most aspects of corporate finance and corporate governance. Mr. Gutermuth chaired Bracewell & Giuliani’s worldwide Corporate and Securities

Practice from 1999 to 2005 and served as a member of the Business Group Executive Committee from 2005 to 2007, as well as serving in other leadership positions within the law firm throughout his career. Mr. Gutermuth served as a director of Main Street Capital Corporation (NYSE: MAIN), a publicly traded business development company, from 2007 to 2012 and on the Compensation and Nominating and Governance Committees during his tenure as a director. Mr. Gutermuth also served as a director of Silver Run Acquisition Corporation (NASDAQ: SRAQ) from its inception in November 2015 until the completion of its acquisition of Centennial Resource Production, LLC in October 2016. Mr. Gutermuth holds a B.S. in Political Science from Vanderbilt University and a J.D. from Vanderbilt University School of Law. Mr. Gutermuth was selected to serve on the Board due to his significant leadership experience and his extensive merger and acquisition experience.

Jeffrey H. Tepper has been a director since March 2017. Mr. Tepper is a Founder of JHT Advisors LLC, a mergers and acquisitions advisory and investment firm. From 1990 to 2013, Mr. Tepper served in a variety of senior management and operating roles at the investment bank Gleacher & Company, Inc. and its predecessors and affiliates. Mr. Tepper is experienced in mergers and acquisitions, corporate finance, leveraged finance and asset management. Mr. Tepper was Head of Investment Banking and a member of the Management Committee while at Gleacher. Mr. Tepper led numerous investment banking transactions on behalf of clients in a variety of industries but with a specialty in financial services and asset management. Mr. Tepper also served as Gleacher’s Chief Operating Officer, overseeing operations, compliance, technology and financial reporting. In 2001, Mr. Tepper co-founded Gleacher’s asset management activities and served as President. Mr. Tepper served on the Investment Committees of Gleacher Mezzanine and Gleacher Fund Advisors. Between 1997 and 1999, Mr. Tepper served as Managing Director of and Chief Operating Officer of Gleacher NatWest Inc. (a predecessor to Gleacher Partners). Mr. Tepper was part of the senior management team of Gleacher NatWest with oversight responsibility for middle-market senior and subordinated debt, high-yield and equity principal activities. Between 1987 and 1990, Mr. Tepper was employed by Morgan Stanley & Co. as a financial analyst in the mergers and acquisitions and merchant banking departments. Mr. Tepper also served as a director of Silver Run Acquisition Corporation (NASDAQ: SRAQ) from its inception in November 2015 until the completion of its acquisition of Centennial Resource Production, LLC in October 2016 and has served as a director of Centennial Resource Development, Inc. (NASDAQ: CDEV) since October 2016. Mr. Tepper received an MBA from Columbia Business School and a B.S. in Economics from The Wharton School of the University of Pennsylvania with concentrations in finance and accounting. Mr. Tepper was selected to serve on the Board due to his significant investment and financial experience.

Diana J. Walters has been a director since March 2017. Ms. Walters has 30 years of experience in the natural resources sector, as an investment manager and equity investor, as an investment banker and in operating roles. Ms. Walters has been the owner and sole manager of 575 Grant, LLC, a company that provides advisory services in the field of natural resources, since 2014. She served as the President and Chief Executive Officer of Liberty Metals & Mining Holdings, LLC and a member of senior management of Liberty Mutual Asset Management from January 2010 to September 2014. She was a Managing Partner of Eland Capital, LLC, a natural resources advisory firm founded by her, from 2007 to 2010. Ms. Walters has extensive investment experience with both debt and equity through various previous leadership roles at Credit Suisse, HSBC and other firms. She also served previously as Chief Financial Officer of Tatham Offshore Inc., an independent oil and gas company with assets in the Gulf of Mexico. Ms. Walters also served as a director of Silver Run Acquisition Corporation (NASDAQ: SRAQ) from its inception in November 2015 until the completion of its acquisition of Centennial Resource Production, LLC in October 2016. Ms. Walters currently serves on the board of directors of Platinum Group Metals (NYSE: PLG), Trilogy Metals Inc. (NYSE: TMQ) and Electrum Special Acquisition Corporation (NASDAQ: ELECU). Ms. Walters graduated with Honors from the University of Texas at Austin with a B.A. in Plan II Liberal Arts and an M.A. in Energy and Mineral Resources. Ms. Walters was selected to serve on the Board due to her significant investment and operating experience in the energy industry.

Officers are appointed by the Board and serve at the discretion of the Board, rather than for specific terms of office.

Preferred Stock Board Appointments

Bayou City, HPS and AM Management own the only outstanding shares of our Series A Preferred Stock. For so long as the Series A Preferred Stock remains outstanding, the holders of the Series A Preferred Stock are entitled to nominate and elect directors to our Board for a period of five years following the Closing based on their and their affiliates’ beneficial ownership of Class A Common Stock as follows:

Holder / Beneficial Ownership and Other Requirements	Designation Right
Bayou City and its affiliates
• at least 10%	one director who must be independent for purposes of the listing rules of NASDAQ (unless the director to be nominated is William W. McMullen who need not be independent)

HPS and its affiliates
• at least 10%	one director who must be independent for purposes of the listing rules of NASDAQ

AM Management and its affiliates
• at least 10%	two directors who need not be independent for purposes of the listing rules of NASDAQ

• less than 10% but at least 5% and either Harlan H. Chappelle or Michael E. Ellis is a member of our management	one director who need not be independent for purposes of the listing rules of NASDAQ

Mr. McMullen serves as a Class III director on the Board on behalf of Bayou City. Mr. Dimitrievich serves as a Class III director on the Board on behalf of HPS. Mr. Ellis serves as a Class II director and Mr. Chappelle serves as a Class III director on the Board on behalf of AM Management.

The Riverstone Contributor owns the only outstanding share of our Series B Preferred Stock. For so long as the Series B Preferred Stock remains outstanding, the holder of the Series B Preferred Stock is entitled to nominate and elect directors to our Board for a period of five years following the Closing based on its and its affiliates’ beneficial ownership of Class A Common Stock as follows:

Holder / Beneficial Ownership and Other Requirements	Designation Right
Riverstone Contributor and its affiliates
• at least 15%	three directors (one of whom will be the Chairman of the Board)

• less than 15% but at least 10%	two directors (one of whom will be the Chairman of the Board)

• less than 10% but at least 5%	one director (who may be the Chairman of the Board if such person is Jim Hackett)

Mr. Leuschen serves as a Class I director, Mr. Lapeyre serves as a Class II director and Mr. Hackett serves as a Class III director on the Board on behalf of Riverstone.

CORPORATE GOVERNANCE

Board Role in Risk Oversight

The Board oversees the Company’s management and, with the assistance of management, is actively involved in oversight of risks that could affect the Company. During the course of each year, the Board engages in the oversight of risk in various ways, including by (i) reviewing and approving management’s operating plans and considering any risks that could affect operating results, (ii) reviewing the structure and operation of our various departments and functions and (iii) in connection with the review and approval of particular transactions and initiatives, reviewing related risk analyses and mitigation plans.

The Board has also delegated certain risk oversight responsibility to committees of the Board as follows: (i) the audit committee of the Board (the “Audit Committee”) oversees the Company’s risk assessment and risk management guidelines, policies and processes as well as risk relating to the financial statements and financial reporting processes of the Company, meeting periodically with management to discuss the Company’s major financial risk exposures and the steps management is taking to monitor and control such exposures, including the Company’s risk assessment and risk management policies; (ii) the compensation committee of the Board (the “Compensation Committee”) oversees risk related to senior executive and other compensation; and (iii) the nominating and corporate governance committee of the Board (the “Nominating and Corporate Governance Committee”) oversees risk related to corporate governance. Our senior management regularly reports to the full Board and, as appropriate, the committees of the Board regarding enterprise risk that the Company must mitigate and manage.

Board Independence

NASDAQ listing rules require that a majority of the board of directors of a company listed on NASDAQ be composed of “independent directors,” which is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which, in the opinion of the company’s board of directors would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. The Company’s Board has determined that Ms. Diana J. Walters and Messrs. Don Dimitrievich, William D. Gutermuth, Jeffrey H. Tepper, Donald R. Sinclair, David M. Leuschen and Pierre F. Lapeyre, Jr. are independent within the meaning of NASDAQ Rule 5605(a)(2).

Board Meetings

Our Board conducts its business through meetings of the Board, actions taken by written consent in lieu of meetings and by the actions of its committees. During the fiscal year ended December 31, 2017, the Board held 8 meetings and did not act by unanimous written consent. During the fiscal year ended December 31, 2017, no incumbent director attended fewer than 75 percent of the total number of meetings of the Board (including consents to action in lieu of a meeting) held during the period for which he or she has been a director.

Committees of the Board

The Board had two standing committees during the fiscal year 2017: the Audit Committee and the Compensation Committee. The Nominating and Corporate Governance Committee was established by the Board after the Closing of the Business Combination. Each of the committees reports to the Board as it deems appropriate and as the Board may request. The composition, duties and responsibilities of these committees are set forth below.

Audit Committee

The principal functions of the Company’s Audit Committee are detailed in the Company’s Audit Committee Charter, which is available on the Company’s website at www.altamesa.net, and include, but are not limited to:

•	being responsible for the appointment, compensation, retention and oversight of the work of the independent auditors and any other independent registered public accounting firm engaged by the Company;

•	pre-approving all audit and permitted non-audit services to be provided by the independent auditors or any other registered public accounting firm engaged by the Company;

•	reviewing the performance of the independent auditors and making decisions regarding the replacement or termination of the independent auditors;

•	evaluating the independence of the independent auditors by, among other things, reviewing and discussing with the independent auditors all relationships the auditors have with the Company; setting clear hiring policies for employees or former employees of the independent auditors; and monitoring compliance by the independent auditors with the auditor partner rotation requirements contained in applicable laws, rules and regulations;

•	reviewing and discussing with the independent auditors their annual audit plan and reviewing with management and the independent auditors’ information which is required to be reported by the independent auditor;

•	reviewing, among other things, the adequacy and effectiveness of the Company’s accounting and internal control policies and procedures through inquiry and discussions with the Company’s independent auditors and management;

•	reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to us entering into such transaction; and

•	reviewing and discussing with management, the independent auditors and our legal advisors, as appropriate, any legal, regulatory or compliance matters as such matters may arise.

Under the NASDAQ listing standards and applicable SEC rules, the Company is required to have at least three members of the Audit Committee, all of whom must be independent. During the fiscal year ended December 31, 2017 and following the Closing, our Audit Committee consists of Messrs. William D. Gutermuth and Jeffrey H. Tepper and Ms. Diana J. Walters, with Ms. Diana J. Walters serving as the Chair. We believe that Messrs. William D. Gutermuth and Jeffrey H. Tepper and Ms. Diana J. Walters qualify as independent directors according to the rules and regulations of the SEC with respect to audit committee membership. We also believe that Diana J. Walters qualifies as our “audit committee financial expert,” as such term is defined in Item 401(h) of Regulation S-K.

During the fiscal year ended December 31, 2017, the Audit Committee held 3 meetings.

Compensation Committee

The principal functions of the Company’s Compensation Committee are detailed in the Company’s Compensation Committee Charter, which is available on the Company’s website at www.altamesa.net, and include, but are not limited to:

•	reviewing at least annually the goals and objectives of the Company’s executive compensation plans;

•	reviewing at least annually the Company’s executive compensation plans;

•	evaluating annually the performance of the Company’s Chief Executive Officer, and determining and approving the Chief Executive Officer’s compensation level based on this evaluation;

•	evaluating annually the performance of the other executive officers of the Company, and determining and approving the compensation of such other executive officers;

•	evaluating annually the appropriate level of compensation for Board and committee service by non-employee directors;

•	reviewing and discussing with management the Company’s Compensation Discussion & Analysis disclosure, and recommending to the Board that the Compensation Discussion & Analysis disclosure be included in the Company’s annual proxy statement or annual report;

•	preparing the Compensation Committee Report for inclusion in the Company’s proxy statement and annual report;

•	reviewing at least annually the goals and objectives of the Company’s general compensation plans and other employee benefit plans, including incentive-compensation and equity-based plans;

•	reviewing at least annually the Company’s general compensation plans and other employee benefit plans, including incentive-compensation and equity-based plans; and

•	reviewing all equity-compensation plans to be submitted for stockholder approval under the NASDAQ listing standards, and reviewing and approving all equity-compensation plans that are exempt from such stockholder approval requirement.

Under the NASDAQ listing standards, the Company is required to have a Compensation Committee, all of whom must be independent. During the fiscal year ended December 31, 2017, our Compensation Committee consisted of Messrs. William D. Gutermuth and Jeffrey H. Tepper and Ms. Diana J. Walters. Following the Closing, Mr. Donald R. Sinclair replaced Mr. William D. Gutermuth on our Compensation Committee and serves as the Chair. We believe that Messrs. William D. Gutermuth, Donald R. Sinclair and Jeffrey H. Tepper and Ms. Diana J. Walters qualify as independent directors according to the rules and regulations of the NASDAQ with respect to compensation committee membership.

During the fiscal year ended December 31, 2017, the Compensation Committee did not hold any meetings.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee was established by the Board following the Closing of the Business Combination. The principal functions of the Company’s Nominating and Corporate Governance Committee are detailed in the Company’s Nominating and Corporate Governance Committee Charter, which is available on the Company’s website at www.altamesa.net, and include, but are not limited to:

•	identifying individuals qualified to become members of the Board and ensuring that the Board has the requisite expertise and that its membership consists of persons with sufficiently diverse and independent backgrounds;

•	recommending director nominees for election to the Board at the next annual meeting of stockholders;

•	reviewing the Board committee structure annually and recommending directors to serve as members of each committee;

•	overseeing the annual self-evaluations of the Board and management;

•	making recommendations to the Board regarding governance matters;

•	reporting regularly to the Board regarding the activities of the Nominating and Corporate Governance Committee;

•	performing at least annually an evaluation of the performance of the Nominating and Corporate Governance Committee; and

•	reviewing and reassessing periodically the Nominating and Corporate Governance Committee Charter.

The Nominating and Corporate Governance Committee also develops and recommends to the Board corporate governance principles and practices and assists in implementing them, including conducting a regular review of our corporate governance principles and practices. The Nominating and Corporate Governance Committee oversees the annual performance evaluation of the Board and the committees of the Board and makes a report to the Board on succession planning.

Our Nominating and Corporate Governance Committee consists of Messrs. Donald R. Sinclair, Jeffrey H. Tepper and Ms. Diana J. Walters, with Mr. Jeffrey H. Tepper serving as the Chair.

In addition, from time to time and as necessary to address specific issues, other committees may be established under the direction of our Board.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended December 31, 2017, no officer or employee served as a member of our Compensation Committee. None of our executive officers serve as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board or Compensation Committee.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics applicable to our directors, officers and employees and have posted a copy on our website www.altamesa.net. In addition, a copy of the Code of Business Conduct and Ethics will be provided without charge upon request directed to Alta Mesa Resources, Inc., 15021 Katy Freeway, Suite 400, Houston, Texas 77094, Attention: Secretary. We intend to disclose any amendments to or waivers of certain provisions of our Code of Business Conduct and Ethics in a Current Report on Form 8-K.

Policies Relating to our Board

Stockholder Communications with the Board

All stockholders who wish to contact the Board may send written correspondence to Alta Mesa Resources, Inc., 15021 Katy Freeway, Suite 400, Houston, Texas 77094, Attention: Secretary. Communications may also be addressed to the Chairman of the Nominating and Corporate Governance Committee. If confidentiality is requested, the communication shall be kept confidential and forwarded to the Chairman of the Audit Committee. Communications not submitted confidentially that discuss business or other matters relevant to the activities of our Board will be preliminarily reviewed by the office of the Secretary and then distributed either in summary form or by delivering a copy of the communication.

Board Leadership Structure

Currently, James T. Hackett serves as our Executive Chairman of the Board and Harlan H. Chappelle serves as our Chief Executive Officer. We have no policy with respect to the separation of the offices of Chairman and Chief Executive Officer. The Board believes that it is important to retain its flexibility to allocate the responsibilities of the offices of the Chairman and Chief Executive Officer in any way that is in the best interests of the Company at a given point in time.

Separate Sessions of Independent Directors

Our Corporate Governance Guidelines require the Board to hold executive sessions for the independent directors, without any non-independent directors present, after each regularly scheduled board meeting or more frequently, if necessary.

Director Attendance at Annual Meeting of Stockholders

Although we do not have a formal policy regarding director attendance at our annual meeting of stockholders, we encourage directors to attend. We did not hold an annual meeting of stockholders in fiscal year 2017.

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed with management of the Company and WithumSmith+Brown, PC (“Withum”), the Company’s independent registered public accounting firm, the audited financial statements of the Company for the fiscal year ended December 31, 2017 (the “Audited Financial Statements”).

The Audit Committee has discussed with Withum the matters required to be discussed by the auditing standards of the Public Company Accounting Oversight Board.

The Audit Committee has: (i) considered whether non-audit services provided by Withum are compatible with its independence; (ii) received the written disclosures and the letter from Withum required by the applicable requirements of the Public Company Accounting Oversight Board regarding Withum’s communications with the Audit Committee concerning independence; and (iii) discussed with Withum its independence.

Based on the reviews and discussions described above, the Audit Committee recommended to the Board that the Audited Financial Statements be included in the annual report on Form 10-K for the fiscal year ended December 31, 2017 for filing with the SEC.

AUDIT COMMITTEE

Diana J. Walters (Chair)

William D. Gutermuth

Jeffery H. Tepper

EXECUTIVE COMPENSATION

Other than as described below, none of our officers or directors has received any cash compensation from us for services rendered to us for the year ended December 31, 2017. Since our formation through December 31, 2017, we did not grant any stock options or stock appreciation rights or any other awards under long-term incentive plans to any of our officers or directors. Commencing on March 29, 2017 through February 8, 2018, we paid an affiliate of Silver Run Sponsor II, LLC (our “Sponsor”) a total of $10,000 per month for office space, utilities and secretarial support. This arrangement has been agreed to for our benefit and is not intended to provide compensation in lieu of a salary or other remuneration. We believe the $10,000 per month fee is at least as favorable as we could have obtained from an unaffiliated third party for the services. Other than the $10,000 per month fee to our Sponsor’s affiliate, no compensation of any kind, including finder’s and consulting fees, has been paid to our Sponsor, officers and directors, or any of their respective affiliates, for services rendered prior to or in connection with the completion of an initial business combination. However, our Sponsor, officers and directors, and their respective affiliates, have been reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations. Our Audit Committee reviews on a quarterly basis all payments made to our Sponsor, officers, directors or their affiliates.

Compensation of Executive Officers and Directors Following the Business Combination

On February 9, 2018, we consummated the acquisition of (i) all of the limited partnership interest in Alta Mesa Holdings, LP, (ii) 100% of the economic interests and 90% of the voting interests in Alta Mesa Holdings GP, LLC, the sole general partner of Alta Mesa Holdings, LP and (iii) all of the membership interests in Kingfisher, which we collectively refer to as the “Business Combination.” In connection with the completion of the Business Combination, Mr. James T. Hackett serves as Executive Chairman of the Board, while Messrs. Harlan H. Chappelle, Michael E. Ellis, Michael A. McCabe and Homer “Gene” Cole serve as Chief Executive Officer; Chief Operating Officer — Upstream; Chief Financial Officer; and Vice President and Chief Technical Officer, respectively. We are voluntarily disclosing the compensation granted in 2018 to date to our principal executive officer, principal financial officer and three additional executive officers that we currently believe will be the most highly compensated during the fiscal year (collectively, the “Disclosed Officers”). However, our Board has not yet determined who our named executive officers are for the fiscal year ended December 31, 2018.

Employment Agreements, Annual Base Salaries and Target Bonuses for the Disclosed Officers

On the Closing Date, the Company entered into a letter agreement with Mr. Hackett under which, if the Company terminates Mr. Hackett’s employment without cause or he resigns for good reason, within the meaning of and under the letter agreement, he will be entitled to full accelerated vesting of all Company equity awards granted to him during the three years following closing of the Business Combination that are subject to time-based vesting and accelerated vesting of any such Company equity awards that are subject to performance-based vesting at the target level of performance. The Board also approved an annual base salary for Mr. Hackett of $520,000, effective on the Closing Date, and a target annual bonus amount under an annual performance bonus program for 2018 of 95% of his annual base salary.

In addition, on the Closing Date, the Company entered into new employment agreements with each of Messrs. Chappelle, Ellis, McCabe and Cole. The employment agreements supersede each executive’s previous employment agreement with Alta Mesa and are for terms of three years.

Mr. Chappelle’s employment agreement entitles him to receive an annual base salary of $830,000 and to participate in an annual performance bonus program with a target bonus award determined by the Board. For 2018, Mr. Chappelle’s target annual bonus amount under this program will be 125% of his annual base salary. Mr. Chappelle is also entitled to receive an annual physical and reimbursement of up to $5,000 per year for tax planning services. If the Company terminates Mr. Chappelle’s employment without cause or he resigns for good reason, within the meaning of and under his employment agreement, Mr. Chappelle will be entitled to receive (i) a prorated annual bonus for the year of termination, determined based on satisfaction of performance criteria prorated for the partial performance period, (ii) full accelerated vesting of all Company equity awards that are subject to time-based vesting, accelerated vesting of any Company equity awards that are subject to performance-based vesting at the target level of performance and full accelerated vesting of any nonqualified deferred compensation account balance or benefit, (iii) a lump-sum payment equal to the sum of $40,000 for outplacement services, two years of his annual base salary and two times the greater of his target annual bonus and the annual bonus paid to him for the prior year and (iv) payment for up to 18 months of his premiums for continued coverage in the Company’s group health plans and, thereafter, continued participation in the Company’s group health plans at his cost for up to an additional 18 months. Mr. Chappelle is also entitled to receive the amounts under clauses (i), (iii) and (iv) of the preceding sentence if his employment terminates due to his death or disability, under and within the meaning of his employment agreement. If Mr. Chappelle’s qualifying employment termination occurs during the twenty-one months following a change in control (within the meaning of the employment agreement) or, only in the case of termination without cause or resignation for good reason, during the three months prior to a change in control and is demonstrated to be in connection with the change in control, then in addition to the foregoing payments and benefits, Mr. Chappelle will be entitled to an additional lump-sum payment equal to the sum of one year of his annual base salary and one times the greater of his target annual bonus and the annual bonus paid to him for the prior year. Mr. Chappelle’s right to receive termination payments and benefits, other than a prorated annual bonus for the year of termination, is conditioned upon his executing a general release of claims in our favor. Mr. Chappelle has also agreed to refrain from competing with the Company or soliciting its customers or employees during and for a period of 12 months following his employment with the Company.

The employment agreements for Messrs. Ellis, McCabe and Cole entitle them to receive annual base salaries of $520,000, $450,000 and $450,000, respectively, and to participate in an annual performance bonus program with a target bonus award determined by the Board. For 2018, Mr. Ellis’s, Mr. McCabe’s and Mr. Cole’s target annual bonus amounts under this program will be 95% of their respective annual base salaries. Each of Messrs. Ellis, McCabe and Cole is also entitled to receive an annual physical and reimbursement of up to $5,000 per year for tax planning services. If the Company terminates Mr. Ellis’s, Mr. McCabe’s or Mr. Cole’s employment without cause or he resigns for good reason, within the meaning of and under his employment agreement, he will be entitled to receive (i) a prorated annual bonus for the year of termination, determined based on satisfaction of performance criteria prorated for the partial performance period, (ii) full accelerated vesting of all Company equity awards that are subject to time-based vesting, accelerated vesting of any Company equity awards that are subject to performance-based vesting at the target level of performance and full accelerated vesting of any nonqualified deferred compensation account balance or benefit, (iii) a lump-sum payment equal to the sum of $24,000 for outplacement services, 18 months of his annual base salary and 1.5 times the greater of his target annual bonus and the annual bonus paid to him for the prior year and (iv) payment for up to 18 months of his premiums for continued coverage in the Company’s group health plans and, thereafter continued participation in the Company’s group health plans at his cost for up to an additional six months. Messrs. Ellis, McCabe and Cole would each also be entitled to receive the amounts under clauses (i), (iii) and (iv) of the preceding sentence if his employment terminates due to death or disability, under and within the meaning of his employment agreement. If Mr. Ellis’s, Mr. McCabe’s or Mr. Cole’s qualifying termination of employment occurs during the 15 months following a change in control (within the meaning of his employment agreement) or, only in the case of termination without cause or resignation for good reason, during the three months prior to a change in control and is demonstrated to be in connection with the change in control, then in addition to the foregoing payments and benefits, he will be entitled to an additional lump-sum payment equal to the sum of six months of his annual base salary and 0.5 times the greater of his target annual bonus and the annual bonus paid to him for the prior year. Mr. Ellis’s, Mr. McCabe’s and Mr. Cole’s rights to receive termination payments and benefits, other than a prorated annual bonus for the year of termination, are conditioned upon executing a general release of claims in our favor. Each of Messrs. Ellis, McCabe and Cole has also agreed to refrain from competing with the Company or soliciting its customers or employees during and for a period of 12 months following his employment with the Company.

The employment agreements for Messrs. Chappelle, Ellis, McCabe and Cole further entitle them, if a termination of employment occurs during the three years following the Closing Date, to payment for any excise taxes imposed under Section 4999 of the Internal Revenue Code as a result of a change in control (within the meaning of their respective employment agreements) other than the Business Combination plus an additional amount that puts the executive in the same after-tax position he would have been absent the imposition of excise taxes under Section 4999 of the Internal Revenue Code.

2018 LTIP Awards

On February 6, 2018, the stockholders of the Company approved the Alta Mesa Resources, Inc. 2018 Long Term Incentive Plan (the “LTIP”), effective upon the closing of the Business Combination. A total of 50,000,000 shares of Class A Common Stock are reserved for issuance under the LTIP.

The Compensation Committee has approved the following awards of options to purchase shares of Class A Common Stock and awards of restricted shares of Class A Common Stock under the LTIP to the Disclosed Officers:

Name	Stock Options (#)	Restricted Stock (#)
James T. Hackett(1)	589,623	—
Harlan H. Chappelle(1)	589,623	—
Michael E. Ellis(1)	353,774	—
Michael A. McCabe(1)	283,019	125,786
Homer “Gene” Cole(1)	283,019	125,785

(1)	The stock options were issued with an exercise price per share of $9.54, which was the initial sale price of our Class A Common Stock on the Closing Date. The stock options and restricted stock awards will each vest in three substantially equal annual installments on the first three anniversaries of the Closing Date, subject to the executive’s continued service with us and the accelerated vesting terms of the applicable award agreement.

2018 Performance Based Awards

On March 28, 2018, the Compensation Committee granted to the Disclosed Officers, subject to and effective as of the effectiveness of a Form S-8 registration statement registering the securities issuable pursuant to the LTIP, a number of Performance Based Restricted Stock Units (“Performance Based RSUs”) as set forth opposite the individual’s name (based on assumed 100% of target), subject to the terms and conditions of the LTIP and a restricted stock unit agreement. These awards provide for, among other things, (i) settlement in cash or shares of Class A Common Stock in the Board’s discretion, with 20% of the award to be based on 2018 Company performance, 30% of the award to be based on 2019 Company performance, and 50% of the award to be based on 2020 Company performance (subject to such individual’s continued service to the Company and to the performance metrics being met through the end of the applicable performance period), (ii) such awards subject to 2018 performance metrics to be earned at 50%, 100% or 200% of the number of 2018 Performance Based RSUs based upon 2018 Company EBITDAX, with a threshold of $385 million, target of $450 million and over-achieve of $540 million, respectively, with the number of 2018 Performance Based RSUs earned based on performance between threshold and target, or target and over-achieve to be determined by linear interpolation, and (iii) such awards that are subject to 2019 or 2020 performance metrics to be subject to the performance metrics determined at a later date by the Compensation Committee.

Name	Performances Based RSUs (#)
James T. Hackett	786,164
Harlan H. Chappelle	786,164
Michael E. Ellis	471,698
Michael A. McCabe	167,715
Homer “Gene” Cole	167,715

2018 Director Compensation

Effective as of the Closing, the Company adopted a director compensation program under which each director who is not an employee of the Company or a subsidiary and is not affiliated with Riverstone, Bayou City, HPS or AM Management will receive the following cash amounts for their services on our Board:

•	An annual director fee of $75,000;

•	If the director serves on a committee of our Board, an additional annual fee as follows:

•	Chairperson of the Audit Committee — $22,500;

•	Audit Committee member other than the chairperson — $10,000;

•	Chairperson of the Compensation Committee — $15,000;

•	Compensation Committee member other than the chairperson — $6,000;

•	Chairperson of the Nominating and Corporate Governance Committee — $12,500; and

•	Nominating and Corporate Governance Committee member other than the chairperson — $5,000.

•	If the director serves on a committee of our Board, an additional per meeting fee of $1,500 for:

•	Each member of the Audit Committee for each Audit Committee meeting attended per calendar year in excess of eight meetings;

•	Each member of the Compensation Committee for each Compensation Committee meeting attended per calendar year in excess of six meetings; and

•	Each member of the Nominating and Corporate Governance Committee for each Nominating and Corporate Governance Committee meeting attended per calendar year in excess of six meetings.

Director fees under the program are payable in arrears in four equal quarterly installments not later than the 15th day following the final day of each fiscal quarter, provided that the amount of each payment in respect of annual fees will be prorated for any portion of a quarter that a director is not serving on our Board or on a particular committee, and no fee will be payable in respect of any period prior to the Closing.

The Company has also awarded 18,344 fully vested shares of Class A Common Stock to each of Ms. Diana J. Walters and Messrs. William D. Gutermuth, Jeffrey H. Tepper and Donald R. Sinclair under the LTIP.

Stock Ownership Guidelines

Effective March 28, 2018, our Board adopted stock ownership guidelines, to be administered by the Compensation Committee, for our named executive officers and certain other officers as well as for non-management directors of the Company, which are intended to demonstrate to our stockholders, the investing public and other employees that such officers and non-employee directors are invested in and committed to the Company, and to further align their interests with the interests of our stockholders. Each non-management director is required to own Company stock in an amount equal to five times the annual Board cash retainer applicable to any non-management director. Officers are required to own Company stock at the following minimum levels:

•	six times base salary for the CEO;

•	three times base salary for the CFO and COOs; and

•	two times base salary for Vice Presidents.

The Compensation Committee will review non-management director and officer ownership levels annually. Shares held directly by the non-management director or officer, shares exchangeable for Class A Common Stock shares, shares held indirectly through any Company employee savings plan or deferred compensation plan provided such balance is payable in shares, unvested restricted stock or restricted stock unit awards, and annual deferred share awards shall be included in determining an individual’s share ownership. Outstanding performance units and unexercised stock options are not included in such determination.

Non-management directors have five years from the date of their initial election to the Board to comply with these guidelines. New officers have three years from the date of hire or appointment in which to comply. Officers who are promoted to a position subject to a higher ownership multiple will have three years from the date of such promotion to achieve the higher target level. Once compliance with the guidelines is achieved, individuals are required to remain in compliance with the guidelines, whether or not compliance is achieved prior to the applicable deadline.

If an individual is not in compliance with the share ownership requirements, including prior to the applicable compliance deadlines discussed above, he or she must retain all shares acquired on the vesting of equity awards or the exercise of stock options (in all cases net of exercise costs and taxes) until compliance is achieved.

Securities Trading Policy

Our securities trading policy provides that executive officers, including the named executive officers, and our directors, may not, among other things, purchase or sell puts or calls to sell or buy our stock, engage in short sales with respect to our stock, buy our securities on margin or otherwise hedge their ownership of our stock. The purchase or sale of stock by our executive officers and directors may only be made during certain windows of time and under the other conditions contained in our policy.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Founder Shares

On November 21, 2016, Silver Run Sponsor II, LLC, our Sponsor, purchased 11,500,000 shares of Class B Common Stock, the founder shares, from us, for an aggregate purchase price of $25,000, or approximately $0.002 per share. On March 2017, we effected a stock dividend of 14,375,000 shares of Class B Common Stock, resulting in our Sponsor holding an aggregate of 25,875,000 founder shares. In March 2017, our Sponsor transferred 33,000 founder shares to each of our then independent directors (together with our Sponsor, the “initial stockholders”) at their original purchase price. On February 9, 2018, all of the outstanding founder shares were automatically converted into shares of Class A Common Stock on a one-for-one basis in connection with the Closing.

The initial stockholders have agreed, subject to limited exceptions, not to transfer, assign or sell any of their shares of Class A Common Stock received upon conversion of their founder shares until the earlier to occur of: (A) one year after the completion of the Business Combination or (B) subsequent to the Business Combination, (x) if the last sale price of the Class A Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30 trading day period commencing at least 150 days after the Business Combination, or (y) the date on which we complete a liquidation, merger, stock exchange or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Private Placement Warrants

On March 29, 2017, our Sponsor purchased from us 15,133,333 Private Placement Warrants at a price of $1.50 per whole warrant ($22,700,000 in the aggregate) in a private placement that occurred simultaneously with the closing of our initial public offering. Each whole Private Placement Warrant is exercisable for one whole share of Class A Common Stock at a price of $11.50 per share. A portion of the purchase price of the Private Placement Warrants was placed in our trust account along with the proceeds from our initial public offering. The Private Placement Warrants are non-redeemable and exercisable on a cashless basis so long as they are held by our Sponsor or its permitted transferees.

Our Sponsor agreed, subject to limited exceptions, not to transfer, assign or sell any of the Private Placement Warrants until 30 days after the completion of the Business Combination.

Forward Purchase Agreement

In March 2017, we entered into the Forward Purchase Agreement pursuant to which Riverstone VI SR II Holdings, L.P. (“Fund VI Holdings”) agreed to purchase an aggregate of up to 40,000,000 shares of our Class A Common Stock, plus an aggregate of up to 13,333,333 warrants (“Forward Purchase Warrant”), for an aggregate purchase price of up to $400,000,000 or $10.00 per unit (collectively, “Forward Purchase Units”). Each Forward Purchase Warrant has the same terms as each of the Private Placement Warrants.

On February 9, 2018, the Fund VI Holdings purchased 40,000,000 units pursuant to the Forward Purchase Agreement for an aggregate purchase price of $400 million.

Related Party Loans

On November 22, 2016, the Sponsor agreed to loan us an aggregate of up to $300,000 to cover expenses related to the initial public offering pursuant to a promissory note (the “2016 Note”). This loan is non-interest bearing and was payable on the earlier of March 31, 2017 or the completion of the initial public offering. On November 22, 2016, we borrowed $300,000 under the 2016 Note. On March 29, 2017, the full $300,000 balance of the 2016 Note was repaid to the Sponsor.

On September 27, 2017, the Sponsor agreed to loan us an aggregate of up to $2,000,000 to cover expenses related to the Business Combination pursuant to a promissory note (the “2017 Note”). This loan was non-interest bearing and payable on the earlier of March 29, 2019 or the date on which we consummated a business combination. On September 27, 2017, we borrowed $2,000,000 under the 2017 Note. On February 9, 2018, the full $2,000,000 balance of the 2017 Note was repaid to the Sponsor.

Indemnity Agreements

On the Closing Date, we entered into indemnity agreements with Messrs. David M. Leuschen, Pierre F. Lapeyre, Jr., William W. McMullen, Don Dimitrievich and Donald R. Sinclair, each of whom became a director following the Business Combination, and Messrs. Harlan H. Chappelle, Michael E. Ellis, Michael A. McCabe, David Murrell, Homer “Gene” Cole and Ronald J. Smith, each of who became executive officers and/or directors of the Company following the Business Combination. In addition, we amended the indemnity agreements previously entered into with Messrs. Jim T. Hackett, William D. Gutermuth and Jeffrey H. Tepper and Ms. Diana J. Walters to make certain changes to reflect the Closing. We also entered into indemnity agreements with Mr. Craig W. Collins and Ms. Kimberly O. Warnica in connection with their appointment as executive officers of the Company. Each indemnity agreement provides that, subject to limited exceptions, and among other things, we will indemnify the director or executive officer to the fullest extent permitted by law for claims arising in his or her capacity as our director or officer.

Administrative Support Agreement

On March 24, 2017, we entered into an administrative support agreement pursuant to which we agreed to pay an affiliate of our Sponsor a total of $10,000 per month for office space, utilities and secretarial and administrative support. We paid the affiliate of our Sponsor $90,000 for such services for the year ended December 31, 2017. Following the Closing, we no longer pay these monthly fees.

Amended and Restated Limited Partnership Agreement of SRII Opco

In connection with the Closing of the Business Combination, we and High Mesa Holdings, LP (the “Alta Mesa Contributor”), KFM Holdco, LLC (the “Kingfisher Contributor”), and the Riverstone Contributor (collectively, the “Contributors”) entered into an amended and restated agreement limited partnership agreement (the “SRII Opco LPA”) of SRII Opco, LP (“SRII Opco”). The operations of SRII Opco and the rights and obligations of the holders of SRII Opco Common Units, are set forth in the SRII Opco LPA.

Appointment as General Partner. We are the sole member of and have ownership and voting control over SRII Opco GP, LLC, a Delaware limited liability company and sole general partner of SRII Opco (the “General Partner”). The General can control all the day-to-day business affairs and decision-making of SRII Opco without the approval of any other partner, unless otherwise stated in the SRII Opco LPA. As such, the General Partner, through its officers and directors, is responsible for all operational and administrative decisions of SRII Opco and the day-to-day management of SRII Opco’s business. Pursuant to the terms of the SRII Opco LPA, the General Partner cannot, under any circumstances, be removed as the sole general partner of SRII Opco except by its election. The board of managers of the General Partner will have the same members as our Board and the officers of the General Partner will be the same as our officers.

Compensation. The General Partner is not entitled to compensation for its services as general partner. The General Partner is entitled to reimbursement by SRII Opco for any reasonable out-of-pocket expenses incurred on behalf of SRII Opco, including all our fees, expenses and costs of being a public company (including public reporting obligations, proxy statements, stockholder meetings, stock exchange fees, transfer agent fees, SEC and FINRA filing fees and offering expenses) and maintaining our corporate existence.

Distributions. The SRII Opco LPA allows for distributions to be made by SRII Opco to its partners on a pro rata basis out of “distributable cash” (as defined in the SRII Opco LPA). We expect SRII Opco may make distributions out of distributable cash periodically to the extent permitted by the debt agreements of SRII Opco and necessary to enable us to cover our operating expenses and other obligations, as well as to make dividend payments, if any, to the holders of our Class A Common Stock. In addition, the SRII Opco LPA generally requires SRII Opco to make pro rata distributions to its partners, including us, in an amount at least sufficient to allow us to pay our taxes.

SRII Opco Common Unit Redemption Right. The SRII Opco LPA provides a redemption right to the Contributors which entitles them to cause SRII Opco to redeem, from time to time, all or a portion of their SRII Opco Common Units for, at SRII Opco’s option, newly-issued shares of our Class A Common Stock on a one-for-one basis or a cash payment equal to the average of the volume-weighted closing price of one share of Class A Common Stock for the five trading days prior to the date the Contributors deliver a notice of redemption for each SRII Opco Common Unit redeemed (subject to customary adjustments, including for stock splits, stock dividends and reclassifications). In the event of a “reclassification event” (as defined in the SRII Opco LPA), the General Partner is to ensure that each SRII Opco Common Unit is redeemable for the same amount and type of property, securities or cash that a share of Class A Common Stock becomes exchangeable for or converted into as a result of such “reclassification event.” Upon the exercise of the redemption right, the Contributors will surrender their SRII Opco Common Units to SRII Opco for cancellation. The SRII Opco LPA requires that we contribute cash or shares of our Class A Common Stock to SRII Opco in exchange for a number of SRII Opco Common Units in SRII Opco equal to the number of SRII Opco Common Units to be redeemed from the Contributor. SRII Opco will then distribute such cash or shares of our Class A Common Stock to such Contributor to complete the redemption. Upon the exercise of the redemption right, we may, at our option, effect a direct exchange of cash or our Class A Common Stock for such SRII Opco Common Units in lieu of such a redemption. Upon the redemption or exchange of SRII Opco Common Units held by a Contributor, a corresponding number of shares of Class C Common Stock will be cancelled.

Change of Control. In connection with the occurrence of a “general partner change of control” (as defined below), we have the right to require each partner of SRII Opco (other than us) to cause SRII Opco to redeem some or all of such partner’s SRII Opco Common Units and a corresponding number of shares of Class C Common Stock, in each case, effective immediately prior to the consummation of the general partner change of control. From and after the date of such redemption, the SRII Opco Common Units and shares of Class C Common Stock subject to such redemption will be deemed to be transferred to us and each such partner will cease to have any rights with respect to the SRII Opco Common Units and shares of Class C Common Stock subject to such redemption (other than the right to receive shares of Class A Common Stock pursuant to such redemption). A “general partner change of control” will be deemed to have occurred if or upon: (i) the consummation of a sale, lease or transfer of all or substantially all of our assets (determined on a consolidated basis) to any person or “group” (as such term is used in Section 13(d)(3)) that has been approved by our stockholders and board of directors, (ii) a merger or consolidation of the Company with any other person (other than a transaction in which our voting securities outstanding immediately prior to the transaction continue to represent at least 50.01% of our or the surviving entity’s total voting securities following the transaction) that has been approved by our stockholders and board of directors or (iii) subject to certain exceptions, the acquisition by any person or “group” (as such term is used in Section 13(d)(3)) of beneficial ownership of at least 50.01% of our voting securities, if recommended or approved by our board of directors or determined by our board of directors to be in our and our stockholders’ best interests.

Maintenance of One-to-One Ratios. The SRII Opco LPA includes provisions intended to ensure that we at all times maintain a one-to-one ratio between (a) the number of outstanding shares of Class A Common Stock and the number of SRII Opco Common Units owned by us (subject to certain exceptions for certain rights to purchase our equity securities under a “poison pill” or similar shareholder rights plan, if any, certain convertible or exchangeable securities issued under our equity compensation plans and certain equity securities issued pursuant to our equity compensation plans (other than a stock option plan) that are restricted or have not vested thereunder) and (b) the number of outstanding shares of our Class C Common Stock and the number of SRII

Opco Common Units owned by the Contributors. This construct is intended to result in the Contributors having a voting interest in us that is identical to the Contributors’ economic interest in SRII Opco.

Transfer Restrictions. The SRII Opco LPA generally does not permit transfers of SRII Opco Common Units by partners, subject to limited exceptions. Any transferee of SRII Opco Common Units must assume, by operation of law or written agreement, all of the obligations of a transferring partner with respect to the transferred units, even if the transferee is not admitted as a partner of SRII Opco.

Dissolution. The SRII Opco LPA provides that the unanimous consent of all partners will be required to voluntarily dissolve SRII Opco. In addition to a voluntary dissolution, SRII Opco will be dissolved upon a change of control transaction under certain circumstances, as well as upon the entry of a decree of judicial dissolution or other circumstances in accordance with Delaware law. Upon a dissolution event, the proceeds of a liquidation will be distributed in the following order: (i) first, to pay the expenses of winding up SRII Opco; (ii) second, to pay debts and liabilities owed to creditors of SRII Opco; and (iii) third, to the partners pro-rata in accordance with their respective percentage ownership interests in SRII Opco (as determined based on the number of SRII Opco Common Units held by a partner relative to the aggregate number of all outstanding SRII Opco Common Units).

Confidentiality. Each partner has agreed to maintain the confidentiality of SRII Opco’s confidential information. This obligation excludes information independently obtained or developed by the partners, information that is in the public domain or otherwise disclosed to a partner, in either such case not in violation of a confidentiality obligation or disclosures required by law or judicial process or approved by our chief executive officer.

Indemnification and Exculpation. The SRII Opco LPA provides for indemnification of the General Partner and the officers and managers of the General Partner and their respective subsidiaries or affiliates and provides that, except as otherwise provided therein, we, as the general partner of SRII Opco, have the same fiduciary duties to SRII Opco and its partners as are owed to a corporation organized under Delaware law and its stockholders by its directors.

Registration Rights Agreements

On March 23, 2017, we entered into a registration rights agreement (the “Sponsor Registration Rights Agreement”) with our Sponsor and certain of our former and current directors, pursuant to which such parties are entitled to certain registration rights relating to (i) shares of our Class A Common Stock issued to our Sponsor and such former and current directors upon the conversion of their founder shares at the Closing and (ii) the Private Placement Warrants and warrants that may be issued upon conversion of working capital loans (and any shares of Class A Common Stock issuable upon the exercise of such warrants). In connection with the Closing, we and the Contributors entered into a Registration Rights Agreement (the “Business Combination Registration Rights Agreement” and, collectively with the Sponsor Registration Rights Agreement, the “Registration Rights Agreements”), pursuant to which we will be required to register for resale shares of Class A Common Stock issuable upon the future redemption or exchange of SRII Opco Common Units by the Contributors (collectively the “Contributor Shares”). Under the Forward Purchase Agreement, we are required to, within 30 calendar days after consummation of certain transactions in connection with the Business Combination (the “Transactions”), file the registration statement registering the resale of the securities issued to Fund VI Holdings thereunder.

The holders of a majority of the Registrable Securities (as defined in the Sponsor Registration Rights Agreement) under the Sponsor Registration Rights Agreement are entitled to make up to three demands, excluding short form demands, that we register the resale of such securities. Under the Business Combination Registration Rights Agreement, we are required to, within 30 calendar days after consummation of the Transactions, file the registration statement of which this prospectus forms a part registering the resale of the Contributor Shares. Additionally, under the Business Combination Registration Rights Agreement, the Alta Mesa

Contributor is entitled to demand six underwritten offerings, the Riverstone Contributor is entitled to demand three underwritten offerings and the Kingfisher Contributor is entitled to demand one underwritten offering, in each case if the offering is reasonably expected to result in gross proceeds of more than $50 million.

The holders under the Registration Rights Agreements also have certain “piggy-back” registration rights with respect to registration statements and rights to require us to register for resale such securities pursuant to Rule 415 under the Securities Act. However, the Sponsor Registration Rights Agreement provides that we will not permit any registration statement filed under the Securities Act with respect to the founder shares and the Private Placement Warrants and the shares of Class A Common Stock underlying such Private Placement Warrants to become effective until termination of the applicable lock-up period, which occurs (i) in the case of the founder shares, on the earlier of (A) March 29, 2018, (B) if the last sale price of our Class A Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and other similar transactions) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Closing Date, or (C) the date on which we complete a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property and (ii) in the case of the Private Placement Warrants and the shares of Class A Common Stock underlying such Private Placement Warrants, February 9, 2018.

We agreed to bear the expenses incurred in connection with the filing of such registration statements. On February 14, 2018, we filed a Form S-1 registration statement registering the agreed upon shares, which was declared effective April 13, 2018.

Series A Certificate of Designation

Upon the Closing, we filed with the Secretary of State of the State of Delaware the Certificate of Designation of Series A Preferred Stock which sets forth the terms, rights, obligations and preferences of the Series A Preferred Stock that was issued to Bayou City, HPS, and AM Management, at the Closing.

Bayou City, HPS and AM Management own the only outstanding shares of our Series A Preferred Stock and may not transfer the Series A Preferred Stock or any rights, powers, preferences or privileges thereunder except to an affiliate (as defined in the SRII Opco LPA). The holders of the Series A Preferred Stock are not entitled to vote on any matter on which stockholders generally are entitled to vote. In addition, the holders are not entitled to any dividends from us but will be entitled to receive, after payment or provision for debts and liabilities and prior to any distribution in respect of our Class A Common Stock or any other junior securities, liquidating distributions in an amount equal to $0.0001 per share of Series A Preferred Stock in the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs.

The Series A Preferred Stock is not convertible into any other security of the Company, but is redeemable for the par value thereof by us upon the earlier to occur of (1) the fifth anniversary of the Closing Date, (2) the optional redemption of such Series A Preferred Stock at the election of the holder thereof or (3) upon a breach of the transfer restrictions described above. For so long as the Series A Preferred Stock remains outstanding, the holders of the Series A Preferred Stock are entitled to nominate and elect directors to our Board for a period of five years following the Closing based on their and their affiliates’ beneficial ownership of Class A Common Stock as follows:

Holder / Beneficial Ownership and Other Requirements	Designation Right
Bayou City and its affiliates
• at least 10%	one director who must be independent for purposes of the listing rules of NASDAQ (unless the director to be nominated is William W. McMullen who need not be independent)
HPS and its affiliates
• at least 10%	one director who must be independent for purposes of the listing rules of NASDAQ
AM Management and its affiliates
• at least 10%	two directors who need not be independent for purposes of the listing rules of NASDAQ

• less than 10% but at least 5% and either Harlan C. Chappelle or Michael E. Ellis is a member of our management	one director who need not be independent for purposes of the listing rules of NASDAQ

The vote of Bayou City, HPS and AM Management will be the only vote required to elect such nominees to the Board (each such director, in such capacity, a “Series A Director”). So long as the Series A Preferred Stock remains outstanding, vacancies on our Board resulting from the death, resignation, retirement, disqualification or removal of a Series A Director will be filled only by the affirmative vote of the holder of the Series A Preferred Stock. We will have the right to cause the removal of the Series A Director from our Board immediately upon redemption of the Series A Preferred Stock as described above.

Series B Certificate of Designation

Upon the Closing, we filed with the Secretary of State of the State of Delaware the Certificate of Designation of Series B Preferred Stock, which sets forth the terms, rights, obligations and preferences of the Series B Preferred Stock which was issued to the Riverstone Contributor at the Closing.

The Riverstone Contributor owns the only outstanding share of our Series B Preferred Stock, and may not transfer the Series B Preferred Stock or any rights, powers, preferences or privileges thereunder except to an affiliate (as defined in the SRII Opco LPA). The holder of the Series B Preferred Stock is not entitled to vote on any matter on which stockholders generally are entitled to vote. In addition, the holder is not entitled to any dividends from the Company but will be entitled to receive, after payment or provision for debts and liabilities and prior to any distribution in respect of our Class A Common Stock or any other junior securities, liquidating distributions in an amount equal to $0.0001 per share of Series B Preferred Stock in the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs.

The Series B Preferred Stock is not convertible into any other security of the Company, but will be redeemable for the par value thereof by us upon the earlier to occur of (1) the fifth anniversary of the Closing Date, (2) the optional redemption of such Series B Preferred Stock at the election of the holder thereof or (3) upon a breach of the transfer restrictions described above. For so long as the Series B Preferred Stock remains outstanding, the holder of the Series B Preferred Stock will be entitled to nominate and elect directors to our

Board for a period of five years following the Closing based on its and its affiliates’ beneficial ownership of Class A Common Stock as follows:

Holder / Beneficial Ownership and Other Requirements	Designation Right
Riverstone Contributor and its affiliates
• at least 15%	three directors (one of whom will be the Chairman of the Board)

• less than 15% but at least 10%	two directors (one of whom will be the Chairman of the Board)

• less than 10% but at least 5%	one director (who may be the Chairman of the Board if such person is Jim Hackett)

The vote of the Riverstone Contributor will be the only vote required to elect such nominees to the Board (each such director, in such capacity, a “Series B Director”). So long as the Series B Preferred Stock remains outstanding, vacancies on our Board resulting from the death, resignation, retirement, disqualification or removal of a Series B Director will be filled only by the affirmative vote of the holder of the Series B Preferred Stock. We will have the right to cause the removal of the Series B Director from our Board immediately upon redemption of the Series B Preferred Stock as described above.

Management Services Agreement

In connection with the Closing, Alta Mesa entered into a management services agreement (the “Management Services Agreement”) with High Mesa Holdings, LP (“High Mesa”). Under the Management Services Agreement, during the 180-day period following the Closing (the “Initial Term”), Alta Mesa will provide certain administrative, management and operational services necessary to manage the business of High Mesa and its subsidiaries (the “Services”), in each case, subject to and in accordance with an approved budget. Thereafter, the Management Services Agreement shall automatically renew for additional consecutive 180-day periods (each a “Renewal Term”), unless terminated by either party upon at least 90-days written notice to the other party prior to the end of the Initial Term or any Renewal Term. For a period of 60 days following the expiration of the term, Alta Mesa is obligated to assist High Mesa with the transition of the Services from Alta Mesa to a successor service provider. As compensation for the Services, including during any transition to a successor service provider, High Mesa will pay Alta Mesa each month (i) a management fee of $10,000, (ii) an amount equal to our costs and expenses incurred in connection with providing the Services as provided for in the approved budget and (iii) an amount equal to our costs and expenses incurred in connection with any emergency

Alta Mesa is obligated to provide the Services in accordance with reasonable and prudent practices, as relevant to the Services, of the oil and gas industry, and in material compliance with all applicable laws; provided that Alta Mesa will only be liable under the Management Services Agreement for its own gross negligence, willful misconduct and/or fraud. Alta Mesa is only obligated to provide the Services under the Management Services Agreement to the extent that High Mesa has provided the funds necessary to undertake such Services.

Under the Management Services Agreement, High Mesa will have customary audit rights that will survive the termination or expiration of the Management Services Agreement. Each of High Mesa and Alta Mesa will have rights to terminate the Management Services Agreement prior to the expiration of the term (i) in the event of a sale or change of control of the other party, (ii) following an event related to bankruptcy of either party or (iii) following the other party’s material breach. In addition, High Mesa will have the right to terminate the Management Services Agreement prior to the expiration of the term upon a sale or change of control of High Mesa.

Tax Receivable Agreement

At the Closing, we entered into the Tax Receivable Agreement with SRII Opco and the Alta Mesa Contributor and the Riverstone Contributor (the “TRA Holders”). This agreement generally provides for the payment by us of 85% of the amount of net cash savings, if any, in U.S. federal, state and local income tax that we actually realize (or are deemed to realize in certain circumstances) in periods after the Business Combination as a result of (i) certain tax basis increases resulting from the exchange of SRII Opco Common Units for Class A Common Stock (or, in certain circumstances, cash) pursuant to the redemption right or our right to effect a direct exchange of SRII Opco Common Units under the SRII Opco LPA, other than such tax basis increases allocable to assets held by Kingfisher or otherwise used in Kingfisher’s midstream business, and (ii) interest paid or deemed to be paid by us as a result of, and additional tax basis arising from, any payments we make under the Tax Receivable Agreement. We will retain the benefit of the remaining 15% of these cash savings. The term of the Tax Receivable Agreement will continue until all such tax benefits have been utilized or have expired, unless we exercise our right to terminate the Tax Receivable Agreement or the Tax Receivable Agreement is otherwise terminated.

The actual increase in tax basis will vary depending upon the timing of the exchanges, the price of Class A Common Stock at the time of each exchange, the extent to which such exchanges are taxable transactions and the amount of the exchanging TRA Holder’s tax basis in its SRII Opco Common Units at the time of the relevant exchange. The amount of such cash payments is also based on the amount and timing of taxable income we generate in the future, the U.S. federal income tax rate then applicable and the portion of our payments under the Tax Receivable Agreement that constitute interest or give rise to depreciable or amortizable tax basis. Accordingly, we are not able to estimate the actual amount of payments that would be expected under the Tax Receivable Agreement.

Additionally, if the Tax Receivable Agreement terminates early (at our election or as a result of our material breach of our obligations under the Tax Receivable Agreement, whether as a result of our failure to make any payment when due, failure to honor any other material obligation under it or by operation of law as a result of the rejection of the Tax Receivable Agreement in a case commenced under the United States Bankruptcy Code or otherwise), we are required to make a substantial, immediate lump-sum payment. This payment would equal the present value of hypothetical future payments that could be required to be paid under the Tax Receivable Agreement (calculated using a discount rate of 18%). The calculation of the hypothetical future payments will be based upon certain assumptions and deemed events set forth in the Tax Receivable Agreement, including that (i) we have sufficient taxable income to fully utilize the tax benefits covered by the Tax Receivable Agreement, (ii) all taxable income of the Company is subject to the maximum applicable tax rates throughout the relevant period and (iii) certain loss or credit carryovers will be utilized through the expiration date of such carryovers.

Any payment upon early termination may be made significantly in advance of the actual realization, if any, of the future tax benefits to which the payment obligation relates. Except in the event of an early termination, we generally will not be obligated to make a payment under the Tax Receivable Agreement with respect to any tax benefits that we are unable to utilize.

Assuming no material changes in the relevant tax law, we expect that if the Tax Receivable Agreement was terminated immediately after the Business Combination, the estimated termination payments, based on the assumptions discussed herein and certain other assumptions, would be approximately $83.9 million (calculated using a discount rate equal to 18%). The foregoing amounts are merely estimates, and the actual payments could differ materially. It is possible that future transactions or events could increase or decrease the actual tax benefits realized and the Tax Receivable Agreement payments as compared to the foregoing estimates.

Payments will generally be due under the Tax Receivable Agreement within 30 days following the finalization of the schedule with respect to which the payment obligation is calculated, although interest on such payments will begin to accrue from the due date (without extensions) of such tax return until such payment due date at a rate equal to LIBOR, plus 100 basis points. Except in cases where we elect to terminate the Tax Receivable Agreement early or we have available cash but fail to make payments when due, generally we may elect to defer payments due under the Tax Receivable Agreement if we do not have available cash to satisfy our payment obligations under the Tax Receivable Agreement or if our contractual obligations limit our ability to make these payments. Any such deferred payments under the Tax Receivable Agreement generally will accrue interest at a rate of LIBOR plus 500 basis points; provided, however, that interest will accrue at a rate of LIBOR plus 100 basis points if we are unable to make such payment as a result of limitations imposed by existing credit agreements.

To the extent that we are unable to make payments under the Tax Receivable Agreement for any reason, such payments will be deferred and will accrue interest until paid.

Pre-Closing Assignment Agreement

Prior to the Closing, Alta Mesa entered into the Assignment Agreement to transfer to its existing owners (other than the Riverstone Contributor) its remaining non-STACK assets pursuant to the terms of the Alta Mesa Contribution Agreement, and such existing owners agreed to indemnify Alta Mesa for any losses relating to employment, environmental and tax liabilities of such non-STACK assets.

Voting Agreement

Certain prior owners of Alta Mesa, including Mr. Chappelle, Mr. Ellis and certain affiliates of Bayou City and HPS, own an aggregate 10% voting interest in Alta Mesa Holdings GP, LLC (“Alta Mesa GP”). These existing owners were a party to a voting agreement with the Alta Mesa Contributor and Alta Mesa GP, pursuant to which they have agreed to vote their interests in Alta Mesa GP as directed by the Alta Mesa Contributor. In connection with the Closing, the parties amended and restated the voting agreement to include SRII Opco as a party and the existing owners agreed to vote their interests in Alta Mesa GP as directed by SRII Opco and appoint SRII Opco as their respective proxy and attorney-in-fact with respect to any voting matters related to their respective interests in Alta Mesa GP. The voting agreement will continue in force until SRII Opco elects to terminate the agreement or, with respect to each existing owner individually, such existing owner no longer owns a voting interest in Alta Mesa GP.

Restrictive Covenant Agreement

Upon the Closing, we entered into a Restrictive Covenant Agreement with Asset Risk Management, LLC (“ARM”), the operator of Kingfisher’s assets, pursuant to which ARM agreed to not conduct certain midstream services in Kingfisher, Garfield, Major, Blaine and Logan Counties, Oklahoma and certain townships in Canadian County, Oklahoma.

Transition Services Agreement

Upon the Closing, Kingfisher entered into an operating transition services agreement (the “Transition Services Agreement”) with ARM. Under the Transition Services Agreement, during the six-month period following the Closing, ARM will provide certain operational services with respect to certain gas gathering and processing systems and crude oil gathering facilities that are owned, or may be acquired, by Kingfisher in Kingfisher County, Oklahoma (the “TSA Services”), in each case, subject to and in accordance with an approved budget. As compensation for the TSA Services, Kingfisher will pay ARM each month (i) a management fee of $10,000, (ii) an amount equal to ARM’s costs and expenses incurred in connection with providing the TSA Services as provided for in the approved budget and (iii) an amount equal to ARM’s costs and expenses incurred in connection with any emergency.

ARM is obligated to provide the TSA Services in a good and workmanlike manner, in accordance with: (i) reasonable, customary and prudent practices in the oil and gas industry for performing services similar in scope and nature to the TSA Services and (ii) all applicable laws; provided that ARM will only be liable under the Transition Services Agreement for its own gross negligence, willful misconduct and/or fraud.

Under the Transition Services Agreement, we have customary audit rights that will survive the termination or expiration of the Transition Services Agreement, and ARM is required to provide certain monthly reports, including unaudited financial statements and reports relative to the business of Kingfisher. Each of Kingfisher and ARM have rights to terminate the Transition Services Agreement prior to the expiration of the term (i) in the event of an extended force majeure event or (ii) following the other party’s material breach. In addition, we have the right to terminate the Transition Services Agreement prior to the expiration of the term upon 60 days’ notice given by ARM.

Land Consulting Services

David Murrell, our Vice President of Land and Business Development, is the principal of David Murrell & Associates, which provides land consulting services to Alta Mesa. The primary employee of David Murrell & Associates is his spouse, Brigid Murrell. Services are provided at a pre-negotiated hourly rate based on actual time employed by Alta Mesa. Total expenditures under this arrangement for the years ended December 31, 2017, 2016, and 2015, were approximately $186,000, $146,000, and $133,000. The contract may be terminated by either party without penalty upon 30 days’ notice.

Employee and Distribution

David McClure, the Vice President of Facilities and Midstream at Alta Mesa, and the son-in-law of our Chief Executive Officer, Harlan H. Chappelle, received total compensation of $250,000, $425,000, and $275,000, for the years ended December 31, 2017, 2016, and 2015. Additionally, his position provides him with the use of a company vehicle, similar to our other employees whose duties include field oversight.

David Pepper, one of our landmen, and the cousin of David Murrell, received total compensation of $150,000, $180,000, and $146,000 for the years ended December 31, 2017, 2016, and 2015. Additionally, his position provides him with the use of a company vehicle, similar to our other landman whose duties include field oversight.

Promissory Note Receivable — Northwest Gas Processing, LLC

Alta Mesa entered into a promissory note receivable with an affiliate, Northwest Gas Processing, LLC (“NWGP”), effective September 29, 2017, for approximately $1.5 million. The promissory note receivable was issued by NWGP to Alta Mesa and bears interest (or paid-in-kind interest from time to time) on the principal balance at a rate of 8% per annum, with interest payable in quarterly installments beginning January 1, 2018, and matures on February 28, 2019. Interest income on the promissory note receivable from its affiliate amounted to $32,000 during the year ended December 31, 2017. Such amounts have been added to the balance of the note receivable. During the fourth quarter of 2017, the $1.5 million promissory note was transferred from NWGP to High Mesa Services, LLC (“HMS”).

Note Receivable — High Mesa Services, LLC

Alta Mesa has a note receivable due from HMS, a subsidiary of High Mesa. The $8.5 million long-term note receivable, dated December 31, 2014, bears interest at 8% per annum, interest payable only in quarterly installments beginning January 1, 2015, and matures on December 31, 2019. As of December 31, 2017 and 2016, the balance of the note receivable amounted to $10.8 million and $10.0 million, respectively. Interest income on the note receivable from our affiliate amounted to $0.8 million, $0.8 million and $0.7 million during the years ended December 31, 2017, 2016 and 2015, respectively. Such amounts have been added to the balance of the note receivable.

Joint Development Agreement

Alta Mesa’s wholly-owned subsidiary Oklahoma Energy Acquisitions, LP (“Oklahoma Energy”) entered into a joint development agreement, dated January 13, 2016, with BCE-STACK Development LLC

(“BCE-STACK”), a fund advised by Bayou City, to fund a portion of our drilling operations in Kingfisher County, Oklahoma. The drilling program will fund the development of 80 wells, which will be developed in four tranches of 20 wells each. On December 31, 2016, High Mesa purchased from BCE-STACK and contributed interests in 24 producing wells (the “Contributed Wells”), drilled under the joint development agreement to us. The pre-tax present value discounted at ten percent for the Contributed Wells as of the effective date of October 1, 2016 was approximately $80 million. In connection with the acquisition of the Contributed Wells, the joint development agreement was amended to exclude the Contributed Wells from the drilling program. The drilling program will fund the development of 80 additional wells in four tranches of 20 wells each. BCE-STACK has committed to fund 100% of Oklahoma Energy’s working interest share of drilling and development costs for each well in which BCE-STACK elects to participate, provided that to the extent that the total cost of drilling the wells in any tranche exceeds $64 million, Oklahoma Energy will be responsible for its and BCE-STACK’s working interest share of the drilling costs in such tranche exceeding such limit.

In exchange for the payment of drilling and completion costs, BCE-STACK will receive 80% of Oklahoma Energy’s working interest in each Joint Well, which interest will be reduced to 20% of Oklahoma Energy’s initial working interest upon BCE-STACK achieving a 15% internal rate of return in a tranche and further reduced to 12.5% of Oklahoma Energy’s initial interest upon BCE-STACK achieving a 25% internal rate of return. Upon the achievement of these return thresholds, the interest BCE-STACK relinquishes will automatically revert back to Oklahoma Energy. Following the completion of each Joint Well, BCE-STACK and Oklahoma Energy will bear their proportionate working interest share of all subsequent costs and expenses related to such Joint Well. Mr. McMullen, our director, is a founder and managing partner of BCE-STACK. The approximate dollar value of the amount involved in this transaction and Mr. McMullen’s interests in the joint development agreement depends on a number of factors outside Mr. McMullen’s control and are not known at this time. As of December 31, 2017, Alta Mesa recorded $23.3 million in advances from related party on its consolidated balance sheets, which represents net advances from BCE-STACK for their working interest share of the drilling and development cost as part of the joint development agreement.

Related Party Policy

Prior to the closing of the Business Combination, we did not have a formal policy for the review, approval or ratification of related party transactions. Accordingly, certain of the transactions discussed above were not reviewed, approved or ratified in accordance with any such policy.

Upon closing of our Business Combination, we adopted a Related Person Transaction Policy, which addresses the reporting, review and approval or ratification of transactions with related persons. In addition, we have adopted a Corporate Code of Business Conduct and Ethics requiring us to avoid, wherever possible, all conflicts of interests, except under guidelines or resolutions approved by our Board (or the appropriate committee of our Board) or as disclosed in our public filings with the SEC. Under our Corporate Code of Business Conduct and Ethics, conflict of interest situations include any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) involving the company. A copy of our each of these policies is available on our website at www.altamesa.net.

In addition, our Audit Committee, pursuant to its charter, is responsible for reviewing and approving related party transactions to the extent that we enter into such transactions. An affirmative vote of a majority of the members of the Audit Committee present at a meeting at which a quorum is present is required in order to approve a related party transaction. A majority of the members of the entire Audit Committee will constitute a quorum. Without a meeting, the unanimous written consent of all of the members of the Audit Committee will be required to approve a related party transaction. A copy of the Audit Committee charter is available on our website. We also require each of our directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related party transactions.

These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

Our Audit Committee will review on an annual basis any previously approved or ratified related party transactions with our Sponsor, officers or directors, or our or their affiliates.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers and directors, and persons who own, or are part of a group that owns, more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% stockholders are required by regulation of the SEC to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of Forms 3, 4 and 5 and amendments thereto and other information obtained from our directors and officers and certain 10% stockholders or otherwise available to us, we believe that no director, officer or beneficial owners of more than 10% of our total outstanding shares of Common Stock failed to file the reports required by Section 16(a) of the Exchange Act on a timely basis during the fiscal year ended December 31, 2017.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to the Company regarding ownership of shares of voting securities of the Company, which consists of Class A Common Stock and Class C Common Stock, as of May 1, 2018:

•	each person who is known by the Company to own beneficially more than 5% of the outstanding shares of the Company’s voting securities;

•	each of the Company’s current executive officers and directors; and

•	all current executive officers and directors of the Company, as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security or has the right to acquire such securities within 60 days, including options and warrants that are currently exercisable or exercisable within 60 days.

The beneficial ownership of voting securities of the Company is based on 384,333,538 shares of Class A Common Stock and Class C Common Stock issued and outstanding in the aggregate as of May 1, 2018.

Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all shares of voting securities beneficially owned by them.

Name and Address of Beneficial Owners(1)	Number of Shares of Voting Securities	Percent of Class %
5% or Greater Stockholders
Investment vehicles affiliated with Riverstone Holdings(2)	94,242,666	24.6%
Highfields Capital Management LP(3)	7,508,999	1.9%
Orbis Investment Management Limited(4)	11,286,508	2.9%
Baupost Group LLC(5)	6,615,552	1.7%
High Mesa Holdings, LP(6)(8)	134,402,398	35.1%
HPS Investment Partners, LLC(6)(7)(8)	28,717,435	7.5%
Point 72 Asset Management LP(9)	8,549,782	2.2%
Alyeska Investment Group, L.P. (10)	8,600,000	2.2%
Wellington Management Group LLP(11)	11,815,334	3.1%
Directors and Executive Officers
James T. Hackett	—	—
Harlan H. Chappelle(6)	—	—
Michael E. Ellis(6)(8)	—	—
Michael A. McCabe(6)	125,786	*
Homer “Gene” Cole(6)	125,786	*
Craig W. Collins	247,875	*
Kimberly O. Warnica	85,592	*
David Murrell	47,170	*
Ronald J. Smith	23,835	*
David M. Leuschen(2)	—	—
Pierre F. Lapeyre, Jr.(2)	—	—
William W. McMullen	—	—
Don Dimitrievich	—	—
William D. Gutermuth	51,344	*
Jeffrey H. Tepper	51,344	*
Diana J. Walters	51,344	*
Donald R. Sinclair	18,344	*
All directors and executive officers, as a group (17 individuals)(2)(6)(8)	809,826	*

*	Less than one percent.
(1)	Unless otherwise noted, the business address of each of the following entities or individuals is c/o Alta Mesa Resources, Inc., 15021 Katy Freeway, Suite 400, Houston, Texas 77094.
(2)	Includes 16,548,894 shares of Class A Common Stock held of record by the Sponsor, 18,522,000 shares of Class A Common Stock held of record by Riverstone VI SR II Holdings, L.P. (“SR II Holdings”), 25,857,148 shares of Class A Common Stock held by Riverstone AMR Partners, L.P. (“AMR Partners”), 1,720,243 shares of Class A Common Stock held of record by Riverstone AMR Partners-U, LLC (“AMR Partners-U”), 3,127,715 shares of Class A Common Stock held of record by Riverstone AMR Partners-T, L.P. (“AMR Partners-T”) and 20,000,000 shares of Class C Common Stock held of record by Riverstone VI Alta Mesa Holdings, L.P. (“Riverstone Contributor” and, together with the Sponsor, SR II Holdings, AMR Partners, AMR Partners-U and AMR Partners-T, the “Riverstone Funds”). David M. Leuschen and Pierre F. Lapeyre, Jr. are the managers of Riverstone Management Group, L.L.C. (“Riverstone Management”), which is the general partner of Riverstone/Gower Mgmt Co Holdings, L.P. (“Riverstone/Gower”), which is the sole member of Riverstone Holdings LLC (“Holdings”), which is the sole shareholder of Riverstone Energy GP VI Corp, which is the managing member of Riverstone Energy GP VI, LLC (“Riverstone Energy GP’”) which is the general partner of Riverstone Energy Partners VI, L.P., which is the general partner of AMR Partners, the manager of AMR Partners-U and the managing member of Riverstone Energy VI Holdings GP, LLC, which is the general partner of each of the Riverstone Contributor and SR II Holdings, which is the sole and managing member of Silver Run. Riverstone Energy GP is also the sole member of Riverstone Energy Partners VI (Non-U.S.), LLC, which is the general partner of AMR Partners-T, L.P. Riverstone Energy GP is managed by a managing committee consisting of Pierre F. Lapeyre, Jr., David M. Leuschen, E. Bartow Jones, N. John Lancaster, Baran Tekkora and Robert M. Tichio. As such, each of Riverstone Energy GP, Riverstone Energy GP VI Corp, Holdings, Riverstone/Gower, Riverstone Management, Mr. Leuschen and Mr. Lapeyre may be deemed to have or share beneficial ownership of the securities held directly by the Riverstone Funds. Each such entity or person disclaims any such beneficial ownership. The business address of each of these entities and individuals is c/o Riverstone Holdings LLC, 712 Fifth Avenue, 36th Floor, New York, NY 10019.
(3)	Based on information contained in Schedule 13G/A filed on February 14, 2018 by Highfields Capital Management LP (“Highfields”). Highfields’ address is 200 Clarendon Street, 59th Floor, Boston, Massachusetts 02116.
(4)	Based on information contained in Schedule 13G/A filed on February 14, 2018 by Orbis Investment Management Limited (“OIML”) and Orbis Investment Management (U.S.), LLC (“OIMUS”). OIML’s address is Orbis House, 25 Front Street, Hamilton Bermuda HM11 and OIMUS’s address is 600 Montgomery Street, Suite 3800, San Francisco, CA 94111, USA.
(5)	Based on information contained on Form 13F filed on August 11, 2017 by Baupost Group L.L.C. (“Baupost”). Baupost’s address is 10 St James Avenue, Suite 1700, Boston, MA 02116.
(6)

The sole general partner of the Alta Mesa Contributor is High Mesa Holdings GP, LLC (“High Mesa GP”). High Mesa, Inc. (“High Mesa”) holds a majority of the outstanding limited partner interests in the Alta Mesa Contributor and all of the outstanding limited liability company interests in High Mesa GP. The interests of the Alta Mesa Contributor are beneficially owned (either directly or through interests in High Mesa) by three groups, each consisting of affiliated parties: (i) AM MME Holdings, LP, Galveston Bay Resources Holdings, LP, Petro Acquisitions Holdings, LP, Petro Operating Company Holdings, Inc., Harlan H. Chappelle, Gene Cole, Mike McCabe, Dale Hayes, AM Equity Holdings, LP and MME Mission Hope, LLC (collectively, the “Management Holders”), (ii) HPS Investment Partners, LLC, Mezzanine Partners II Delaware Subsidiary, LLC, Offshore Mezzanine Partners Master Fund II, L.P., Institutional Mezzanine Partners II Subsidiary, L.P., AP Mezzanine Partners II, L.P., The Northwestern Mutual Life Insurance Company, The Northwestern Mutual Life Insurance Company for its Group Annuity Separate Account, Northwestern Mutual Capital Strategic Equity Fund III, LP, KCK-AMIH, Ltd. and United Insurance Company of America, Jade Real Assets Fund, L.P. (collectively, the “HPS Alta Mesa Holders”) and (iii) Bayou City Energy Management, LLC, BCE-MESA Holdings, LLC, and BCE-AMH Holdings, LLC (collectively, the “Bayou City Holders”). The Class C Common Stock owned by the Alta Mesa Contributor is subject to a voting agreement pursuant to which the Alta Mesa Contributor will vote the shares of Class C Common Stock proportionately in accordance with the express direction of the HPS Alta Mesa Holders, the Bayou City Holders and the Management Holders, respectively, based upon the relative ownership in the Alta Mesa Contributor of each such group. Mr. Ellis (who is our Chief Operating Officer — Upstream and one of our directors), through his ownership in AM MME Holdings, LP, Galveston Bay Resources Holdings, LP, Petro Acquisitions Holdings, LP, Petro Operating Company Holdings, Inc. and AM Equity Holdings, LP, will effectively control the vote of the Management Holders, and as a result, may be deemed to beneficially own the Class C Common Stock beneficially owned by each such entity. William W. McMullen (who is one of our directors) through his ownership of the Bayou City Holders may be deemed to beneficially own the shares beneficially owned by the Bayou City Holders. Mr. Ellis, Mr. McMullen, the Management Holders, the HPS Alta Mesa Holders and the Bayou City Holders disclaim beneficial ownership of the shares of the Alta Mesa Contributor and the other Alta Mesa Contributor holders except to the extent of their respective pecuniary interests therein.
(7)	Based on information contained in Schedule 13D filed on March 21, 2018 by HPS Investment Partners, LLC (“HPS”). The principal address of HPS is 40 West 57th Street, 33rd Floor, New York, New York 10019. HPS manages, directly or indirectly, each of Mezzanine Partners II Delaware Subsidiary, LLC, KFM Offshore, LLC, a wholly-owned subsidiary of Offshore Mezzanine Partners Master Fund II, L.P., KFM Institutional, LLC, a wholly-owned subsidiary of Institutional Mezzanine Partners II Subsidiary, L.P., AP Mezzanine Partners II, L.P., and Jade Real Assets Fund, L.P. (collectively, the “HPS Kingfisher Members”), and HPS, Mezzanine Partners II Delaware Subsidiary, LLC, Offshore Mezzanine Partners Master Fund II, L.P., Institutional Mezzanine Partners II Subsidiary, L.P., AP Mezzanine Partners II, L.P., The Northwestern Mutual Life Insurance Company, The Northwestern Mutual Life Insurance Company for its Group Annuity Separate Account, Northwestern Mutual Capital Strategic Equity Fund III, LP, KCK-AMIH, Ltd., United Insurance Company of America, and Jade Real Assets Fund, L.P. (collectively, the “HPS Alta Mesa Holders”). Therefore, HPS may be deemed to be the beneficial owner of all shares of the Issuer’s Class A Common Stock beneficially owned by each of the HPS Kingfisher Members and the HPS Alta Mesa Holders. Included in the HPS Alta Mesa Holders’ beneficial ownership, HPS manages, directly or indirectly, the HPS Alta Mesa Holders that indirectly own, through High Mesa, a certain percentage of ARM-M I, LLC, a member of the Kingfisher Contributor (“ARM-MI”), and HMS Kingfisher HoldCo, LLC, a member of the Kingfisher Contributor (“HMS”); therefore, HPS may be deemed to be the beneficial owner of such proportionate percentage of shares of the Issuer’s Class A Common Stock beneficially owned by High Mesa through High Mesa’s direct ownership of HMS and partial indirect ownership of ARM-MI.
(8)	Reflects shares of Class C Common Stock.
(9)	Based on information contained in Schedule 13G filed on March 13, 2018 by (i) Point72 Asset Management, L.P. (“Point72 Asset Management”) with respect to shares of Class A common Stock held by certain investment funds it manages; (ii) Point72 Capital Advisors, Inc. (“Point72 Capital Advisors”) with respect to shares of Class A common Stock held by certain investment funds managed by Point72 Asset Management; (iii) Cubist Systematic Strategies, LLC (“Cubist Systematic Strategies”) with respect to shares of Class A common Stock held by certain investment funds it manages; and (iv) Steven A. Cohen with respect to shares of Class A common Stock beneficially owned by Point72 Asset Management, Point72 Capital Advisors, and Cubist Systematic Strategies. The address of the principal business office of (i) Point72 Asset Management, Point72 Capital Advisors, and Mr. Cohen is 72 Cummings Point Road, Stamford, CT 06902; and (ii) Cubist Systematic Strategies is 330 Madison Avenue, New York, NY 10173.
(10)	Based upon a Schedule 13G filed by Alyeska Investment Group, L.P., Alyeska Fund GP, LLC, Alyeska Fund 2 GP, LLC and Anand Parekh filed on February 14, 2018. The address of this group is 77 West Wacker Drive, 7th Floor, Chicago, IL 60601.
(11)	Based upon a Schedule 13G filed by Wellington Management Group LLP, Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP, and Wellington Management Company LLP on February 12, 2018. The address of this group is 280 Congress Street, Boston, MA 02210.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

BDO USA, LLP has been appointed by our Audit Committee as our independent auditors for the fiscal year ending December 31, 2018. We have been advised by BDO USA, LLP that, other than BDO USA, LLP’s engagement as the auditor of Alta Mesa Holdings and the oral consultation provided to us in connection with the accounting treatment of the Business Combination as described below, neither that firm nor any of its associates has any relationship with us or our subsidiaries other than the usual relationship that exists between independent auditors and their clients.

Our Board intends to submit the appointment of our independent auditor to our stockholders for ratification in 2019 as a matter of what it considers to be good corporate practice.

Principal Accounting Firm Fees

For 2017, the firm of WithumSmith+Brown PC acted as our independent registered public accounting firm. The following is a summary of fees paid to WithumSmith+Brown PC for services rendered.

Audit Fees. Audit fees consist of fees billed for professional services rendered for the audit of our year-end financial statements and services that are normally provided by WithumSmith+Brown PC in connection with regulatory filings. The aggregate fees billed by WithumSmith+Brown PC for professional services rendered for the audit of our annual financial statements, review of the financial information included in our Forms 10-Q for the respective periods and other required filings with the SEC for the year ended December 31, 2017 totaled approximately $81,000 and approximately $77,000 related to audit services in connection with our initial public offering. The above amounts include interim procedures and audit fees, as well as attendance at audit committee meetings.

Audit-Related Fees. Audit-related services consist of fees billed for assurance and related services that are reasonably related to performance of the audit or review of our financial statements and are not reported under “Audit Fees.” These services include attest services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards. During the year ended December 31, 2017, we did not pay WithumSmith+Brown PC for consultations concerning financial accounting and reporting standards.

Tax Fees. We did not pay WithumSmith+Brown PC for tax planning and tax advice for the year ended December 31, 2017.

All Other Fees. We did not pay WithumSmith+Brown PC for other services for the year ended December 31, 2017.

Change in Auditor

On April 27, 2018, the Audit Committee approved the engagement of BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2018. BDO USA, LLP informed us that it completed the prospective client evaluation process and was engaged on April 27, 2018. In connection with the selection of BDO USA, LLP, also on April 27, 2018, the Audit Committee informed WithumSmith+Brown PC that it was dismissed as our independent registered public accounting firm as of the date thereof. The Audit Committee made its decision in connection with the Business Combination. BDO USA, LLP is the independent public accounting firm of Alta Mesa.

Prior to the appointment of BDO USA, LLP, in connection with our preparation of filings with the Securities and Exchange Commission related to the Business Combination, we orally consulted with BDO USA, LLP with respect to the accounting treatment for the Business Combination and related matters, and BDO USA, LLP communicated that its view was consistent with that of the Company with respect to these matters.

During the fiscal years ended December 31, 2016 and 2017, and the subsequently interim period through April 27, 2018, the date of WithumSmith+Brown PC dismissal, there were no disagreements with WithumSmith+Brown PC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement, had it not been resolved to the satisfaction of WithumSmith+Brown PC, would have caused WithumSmith+Brown PC to make reference thereto in its reports on the financial statements for such periods. During the same periods, there have been no “reportable events,” as that term is described in Item 304(a)(1)(v) of Regulation S-K.

WithumSmith+Brown PC’s audit reports on the financial statements of the Company as of and for the years ended December 31, 2016 and 2017 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

Pre-Approval Policy

Our audit committee was formed upon the consummation of our initial public offering. As a result, the audit committee did not pre-approve all of the foregoing services, although any services rendered prior to the formation of our audit committee were approved by our Board. Since the formation of our audit committee, and on a going-forward basis, the audit committee has and will pre-approve all auditing services and permitted non-audit services to be performed for us by our auditors, including the fees and terms thereof (subject to the de minimis exceptions for non-audit services described in the Securities Exchange Act of 1934, as amended, which are approved by the audit committee prior to the completion of the audit).

OTHER BUSINESS

Our management does not know of any other matters to come before the Annual Meeting. If, however, any other matters do come before the Annual Meeting, it is the intention of the persons designated as proxies to vote in accordance with their discretion on such matters.

STOCKHOLDER PROPOSALS

If you wish to submit a stockholder proposal pursuant to Rule 14a-8 under the Exchange Act for inclusion in our proxy statement and proxy card for our 2019 annual meeting of stockholders, you must submit the proposal to our Secretary no later than January 16, 2019 in accordance with Rule 14a-8.

In addition, if you desire to bring business or nominate an individual for election or re-election as a director outside of Rule 14a-8 under the Exchange Act before our 2019 annual meeting, you must comply with our bylaws, which currently require that you provide written notice of such business to our Secretary no earlier than the close of business on February 18, 2019, and no later than the close of business on March 20, 2019 and otherwise comply with the advance notice and other provisions set forth in our bylaws, which currently includes, among other things, the submission of specified information. For additional requirements, stockholders should refer to Article II, Section 2.7 and Article III, Section 3.2 of our bylaws, a current copy of which may be obtained from our Secretary.

AVAILABILITY OF CERTAIN DOCUMENTS

A copy of our 2017 Annual Report on Form 10-K has been posted on the Internet along with this Proxy Statement and proxy materials to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy-soliciting material. We will mail without charge, upon written request, a copy of our 2017 Annual Report on Form 10-K including exhibits. Please send a written request to our Secretary at:

Alta Mesa Resources, Inc.

15021 Katy Freeway, Suite 400

Houston, Texas, 77094

Attention: Secretary

The charters for our Audit, Compensation, and Nominating and Corporate Governance Committees, as well as our Corporate Governance Guidelines, and our Corporate Code of Business Conduct and Ethics are posted on our website at www.altamesa.net and are also available in print without charge upon written request to our Secretary at the address above.

Stockholders residing in the same household who hold their stock through a bank or broker may receive only one set of proxy materials in accordance with a notice sent earlier by their bank or broker. This practice will continue unless instructions to the contrary are received by your bank or broker from one or more of the stockholders within the household. We will promptly deliver a separate copy of the proxy materials to such stockholders upon receipt of a written or oral request to our Secretary at the address above, or by calling (281) 530-0991.

If you hold your shares in street name and reside in a household that received only one copy of the proxy materials, you can request to receive a separate copy in the future by following the instructions sent by your bank or broker. If your household is receiving multiple copies of the proxy materials, you may request that only a single set of materials be sent by following the instructions sent by your bank or broker.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet or Telephone – QUICK ««« EASY

IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

VOTE BY INTERNET — www.cstproxyvote.com
Alta Mesa Resources, Inc.	Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on June 17, 2018. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE — 1 (866) 894-0536
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on June 17, 2018. Have your proxy card in hand when you call and then follow the instructions.
PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE.	VOTE BY MAIL — Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲
PROXY		Please mark your votes like this	X

The Company’s Board of Directors recommends a vote “FOR” proposal 1.

1.	Election of Directors to serve until their successors are duly elected and qualified or until their death, resignation or removal.			For address changes and/or comments, please check this box and write them on the back where indicated.		☐
	Nominees:	FOR	WITHHOLD		YES	NO
	1a. Sylvia J. Kerrigan	☐	☐	Please indicate if you plan to attend this meeting.	☐	☐
	1b. Donald R. Sinclair	☐	☐

I hereby revoke any proxy or proxies previously given to represent or vote the shares of common stock of the Company that I am entitled to vote, and I ratify and confirm all actions that the proxies, their substitutes, or any of them, may lawfully take in accordance with the terms of this proxy card.

CONTROL NUMBER

Signature	Signature, if held jointly	Date , 2018.

Please sign this proxy as your name(s) appear(s) above. Joint owners should both sign. If signed as attorney, executor, guardian or in some other representative capacity, or as officer of a corporation, please indicate your capacity or title.

Important Notice Regarding the Availability of

Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at http://altamesa.net/investors/corporate-governance/

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲
PROXY

ALTA MESA RESOURCES, INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

JUNE 18, 2018

THIS PROXY IS SOLICITED ON BEHALF OF

THE ALTA MESA RESOURCES, INC. BOARD OF DIRECTORS

The undersigned appoints Harlan H. Chappelle and Michael A. McCabe, and each of them, as proxies with power of substitution in each, to represent the undersigned and to vote all the shares of common stock of Alta Mesa Resources, Inc. (the “Company”) that the undersigned may be entitled to vote at the Annual Meeting to be held in Houston, Texas on Monday, June 18, 2018 at 10:00 a.m., Central Time, in the manner shown on this form as to the matters listed on the reverse side and in their discretion on any other business or matters as may properly come before the meeting or any adjournment(s) or postponement(s) thereof, including an adjournment for the purpose of soliciting additional proxies.

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF, INCLUDING, AMONG OTHER THINGS, CONSIDERATION OF A MOTION TO ADJOURN OR POSTPONE THE MEETING FOR THE PURPOSE OF SOLICITING ADDITIONAL PROXIES FOR OR AGAINST A GIVEN PROPOSAL. PLEASE MARK THIS PROXY AS INDICATED ON THE REVERSE SIDE TO VOTE ON ANY ITEM. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED ON THE REVERSE SIDE, OR IF NO SUCH DIRECTION IS INDICATED ON THE REVERSE SIDE, IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS ON EACH PROPOSAL.

Address Changes/Comments:

(If you noted any Address Changes above, please mark corresponding box on the reverse side.)

(Continued, and to be marked, dated and signed, on the other side)